UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

U.S. Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

March 4, 2014

Dear Shareholders:

We are pleased to invite you to our 2014 annual meeting of shareholders to be held on Tuesday, April 15, 2014, at 11:00 a.m., local time, in the Grand Ballroom at the Kansas City Marriott Country Club Plaza, 4445 Main Street, Kansas City, Missouri. At this year's meeting, you will hear a report on matters of current interest to our shareholders and be asked to vote on the items described in the proxy statement.

This year we are pleased to furnish our proxy statement, 2013 Annual Report and proxy card to shareholders primarily over the Internet. This means that most shareholders will not receive paper copies of these documents as in prior years. Instead, these shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. We believe this approach provides our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of preparing these materials. If you received only a notice of Internet availability of the proxy materials and would like to receive a copy of the printed proxy materials, the notice contains instructions on how you can request copies of these documents.

We hope you will be able to attend the meeting. However, even if you are planning to attend the meeting in person, we strongly encourage you to vote prior to the meeting by Internet or telephone or, if you received a paper copy of the proxy materials by mail, by completing, signing and returning your proxy card. This will ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting and contains additional information about the business to be conducted at the meeting. Please read it carefully.

If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. Instructions on how to access the replay are included in the attached proxy statement.

Every shareholder vote is important. To ensure your vote is counted at the annual meeting, please vote as promptly as possible.

Thank you for your ongoing support of our company. We look forward to seeing you at the annual meeting.

Sincerely,

Richard K. Davis
 Chairman, President and Chief Executive Officer

 ANNUAL MEETING LOCATION

Kansas City Marriott Country Club Plaza
Grand Ballroom
4445 Main Street
Kansas City, MO 64111

39th
Broadway Blvd
Wyandotte Street
40th
Pennsylvania
Westport Road
Baltimore
Mill Street
Archibald
Central Street
42nd
41st
Main Street
43rd
44th
MARRIOTT
Mill Creek Park
Parking
45th
Walnut
45th
Broadway Blvd
JC Nichols Road
46th
Oak Street
47th
Central Street
Baltimore
Ward Parkway
Ward Parkway
71

800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF U.S. BANCORP

Date and Time:	Tuesday, April 15, 2014, at 11:00 a.m., local time
Place:	Kansas City Marriott Country Club Plaza Grand Ballroom 4445 Main Street Kansas City, MO 64111
Items of Business:	1.	The election of 14 directors named in the proxy statement.
	2.	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2014 fiscal year.
	3.	An advisory vote to approve the compensation of our executives disclosed in this proxy statement.
	4.	A shareholder proposal seeking the establishment of a policy requiring that the Chairman of the Board be an independent director.
	5.	Any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 18, 2014.
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. You may vote your shares by Internet or telephone by no later than 11:59 p.m., Eastern time, on April 14, 2014 (or April 10, 2014, for shares held in the U.S. Bank 401(k) Savings Plan), as directed in the proxy materials. If you received a printed copy of the proxy materials you may also complete, sign and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone in order to reduce mailing and handling expenses.
Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 15, 2014. Our proxy statement and 2013 Annual Report are available at www.proxyvote.com.

By Order of the Board of Directors

James L. Chosy
 Secretary

March 4, 2014

PROXY STATEMENT TABLE OF CONTENTS

Proxy Summary

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information about our company's 2013 performance, please review our 2013 Annual Report on Form 10-K.

2014 Annual Meeting of Shareholders

Date and Time:	Tuesday, April 15, 2014, at 11:00 a.m. local time
Place:	Kansas City Marriott Country Club Plaza
Grand Ballroom
4445 Main Street
Kansas City, Missouri 64111
Record Date:	February 18, 2014

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information

Proposal 1 —	The election of 14 directors named in the proxy statement	"FOR" all nominees	Page 9
Proposal 2 —	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2014 fiscal year	"FOR"	Page 66
Proposal 3 —	An advisory vote to approve the compensation of our executives disclosed in this proxy statement	"FOR"	Page 66
Proposal 4 —	A shareholder proposal seeking the establishment of a policy requiring that the Chairman of the Board be an independent director	"AGAINST"	Page 67

How to Cast Your Vote

The Board of Directors of U.S. Bancorp is soliciting proxies for use at the annual meeting of shareholders to be held on April 15, 2014, and at any adjournment or postponement of the meeting. The proxy materials were first made available to shareholders on or about March 4, 2014.

Your vote is important! Please cast your vote and play a part in the future of U.S. Bancorp.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet www.proxyvote.com	Telephone	Mail

The voting deadline is 11:59 p.m., Eastern time, on April 14, 2014 (or April 10, 2014, for shares held in the U.S. Bank 401(k) Savings Plan). For details on how to cast your vote see "Questions and Answers about the Annual Meeting and Voting."

U.S. Bancorp 2014 Proxy Statement

Proxy Summary

Director Nominees

Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent
Douglas M. Baker, Jr.	55	2008	Chairman and Chief Executive Officer, Ecolab Inc.	G, RM	✓
Y. Marc Belton	54	2009	Executive Vice President, Global Strategy, Growth and Marketing Innovation, General Mills, Inc.	A, CR	✓
Victoria Buyniski Gluckman	62	1990	Retired Chairman and Chief Executive Officer, United Medical Resources, Inc.	C, CR	✓
Arthur D. Collins, Jr. Lead Director	66	1996	Retired Chairman and Chief Executive Officer, Medtronic, Inc.	C, G, E	✓
Richard K. Davis	56	2006	Chairman, President and Chief Executive Officer, U.S. Bancorp	E (Chair), RM	CEO
Roland A. Hernandez	56	2012	Founding Principal and Chief Executive Officer, Hernandez Media Ventures	A, CR	✓
Doreen Woo Ho	66	2012	Commissioner, San Francisco Port Commission	A, RM	✓
Joel W. Johnson	70	1999	Retired Chairman and Chief Executive Officer, Hormel Foods Corporation	A, RM	✓
Olivia F. Kirtley	63	2006	Business Consultant	A (Chair), C, E	✓
Jerry W. Levin	69	1995	Chairman and Chief Executive Officer, Wilton Brands Inc. and Chairman and Chief Executive Officer, JW Levin Partners LLC	G (Chair), C, E	✓
David B. O'Maley	67	1995	Retired Chairman, President and Chief Executive Officer, Ohio National Mutual Holdings, Inc. and Ohio National Financial Services, Inc.	C (Chair), G, E	✓
O'dell M. Owens, M.D., M.P.H.	66	1991	President, Cincinnati State Technical and Community College	CR (Chair), A, E	✓
Craig D. Schnuck	65	2002	Former Chairman and Chief Executive Officer, Schnuck Markets, Inc.	CR, RM	✓
Patrick T. Stokes	71	1992	Former Chairman and Chief Executive Officer, Anheuser-Busch Companies, Inc.	RM (Chair), G, E	✓

A	Audit Committee	G	Governance Committee
CR	Community Reinvestment and Public Policy Committee	RM	Risk Management Committee
C	Compensation and Human Resources Committee	E	Executive Committee

2      U.S. Bancorp 2014 Proxy Statement

Proxy Summary

2013 Performance and Compensation Highlights

Strong Corporate Performance Our superior performance during 2013 included the following achievements:

>	We achieved record net income in a year marked by slow economic growth, a significant pullback in mortgage activity and continued regulatory and legislative change and uncertainty.

>	We remained the top performer in our peer group in the common industry performance measures of return on average assets, return on average common equity, and efficiency ratio.

>	We returned $4.0 billion, or 71% of our earnings, to our shareholders, through dividends and the repurchase of 65 million shares of our common stock.

>	We continued to make strategic investments to position our company for sustainable long-term growth.

Sound Compensation Practices
Our executive officer compensation varies significantly from year to year because it is directly linked to achievement of financial plans and operational targets. This compensation program includes many strong "pay for performance" and prudent risk management features, such as:

>	The annual cash incentive bonuses for our chief executive officer ("CEO") and other executive officers are based on a formula directly related to the level of achievement of earnings per share ("EPS") and operating income targets.

>	Three-fourths of the value of the long-term incentive award made to our CEO and other executive officers is in the form of performance-based restricted stock units that are adjusted based on our actual performance.

>	We place significant emphasis on long-term equity incentive pay in order to reinforce a long-term view of performance and enhance the alignment of the goals of our executive officers with those of our shareholders.

>	We include provisions in our equity award agreements that cancel all or a portion of the vesting of the awards under certain circumstances if it is determined that an executive exhibited an inadequate sensitivity to risk.

>	We use formal "risk scorecard" analyses for our senior management, which may result in annual incentive compensation adjustments in cases where executives demonstrate inadequate sensitivity to risk.

Governance Highlights

Our Board of Directors and management are dedicated to exemplary corporate governance and they recognize that maintaining strong governance is vital to our continued success. Some of our strong governance features include:

>	Director Independence: Every director other than our CEO is independent, and independent directors comprise 100% of each of the following principal Board committees: Audit; Community Reinvestment and Public Policy; Compensation and Human Resources; and Governance.

>	Board Leadership: We have a strong independent lead director, with broad authority and responsibility over Board governance and operation.

>	Executive Sessions: Our independent directors meet in executive sessions, without the CEO or any other member of management present, at the end of each regularly scheduled Board meeting, with our lead director presiding at these sessions.

>	Majority Voting: Our directors are elected annually with majority voting in uncontested elections.

>	Board Risk Oversight: Our Risk Management Committee focuses on oversight of our risk management infrastructure and processes.

U.S. Bancorp 2014 Proxy Statement     3

Questions and Answers About the Annual Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive the proxy materials?
We have furnished the proxy materials to you over the Internet or mailed you a printed copy of these materials because the Board of Directors of U.S. Bancorp is soliciting your proxy to vote your shares of our common stock at the annual meeting of shareholders to be held on April 15, 2014, or at any adjournments or postponements of the meeting.

What is a proxy?
It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Two executive officers, Richard K. Davis and James L. Chosy, have been designated as the proxies to cast the votes of our shareholders at our 2014 annual meeting of shareholders.

How can I access the proxy materials and vote my shares?

The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

If you are a shareholder who received a notice by mail regarding the Internet availability of the proxy materials:   You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

If you are a shareholder who received an e-mail directing you to the proxy materials:   You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to access this material and vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

If you are a shareholder who received the proxy materials by mail:   You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

How does the Board recommend that I vote? The Board of Directors recommends that you vote:

>	"FOR" the election of each of the nominees to the Board of Directors;

>	"FOR" the ratification of the selection of Ernst & Young LLP as our independent auditor for the 2014 fiscal year;

>	"FOR" the advisory approval of the compensation of our executives disclosed in this proxy statement; and

>	"AGAINST" the shareholder proposal seeking the establishment of a policy requiring that the Chairman of the Board be an independent director.

We are not aware of any other matters that will be voted on at the annual meeting. However, if any other business properly comes before the meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

What is the purpose of the meeting?
At our annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of

4      U.S. Bancorp 2014 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

shareholders and described in this proxy statement. Management will also report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from shareholders.

Why did I receive a notice regarding the Internet availability of proxy materials this year instead of a printed copy of the proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials to our shareholders primarily over the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 4, 2014, we mailed a notice of Internet availability of the proxy materials to most of our shareholders who had not previously requested printed materials. The notice contains instructions about how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you would like to receive a paper copy of our proxy materials, please follow the instructions on the notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice. If you received paper copies of the notice or proxy materials, we encourage you to sign up to receive all of your future proxy materials electronically, as described under "How can I receive my proxy materials by e-mail in the future?" below.

Who is entitled to vote at the meeting?
The Board has set February 18, 2014, as the record date for the annual meeting. If you were a shareholder of record at the close of business on February 18, 2014, you are entitled to vote at the meeting. As of the record date, 1,820,055,427 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?
Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,820,055,427 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?
In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

>	you have properly submitted a proxy vote by Internet, telephone or mail, even if you abstain from voting on one or more matters;

>	you are present and vote in person at the meeting; or

>	you hold your shares in street name (as discussed below) and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretionary authority to vote your shares on the ratification of the selection of our independent auditor.

What is the difference between a shareholder of record and a "street name" holder?
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it.

U.S. Bancorp 2014 Proxy Statement     5

Questions and Answers About the Annual Meeting and Voting

How do I vote if my shares are held in the U.S. Bank 401(k) Savings Plan?
If you hold any shares in the U.S. Bank 401(k) Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

Can I vote my shares in person at the meeting?
If you are a shareholder of record, you may vote your shares in person by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the U.S. Bank 401(k) Savings Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Savings Plan shares in person at the meeting.

What if I am a shareholder of record and do not specify how I want my shares voted?
If you submit your proxy by Internet or submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the above recommendations of the Board. Our telephone voting procedures do not permit you to submit your proxy vote by telephone without specifying how you want your shares voted.

What if I hold my shares in street name and do not provide voting instructions?
If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal. It is important, therefore, that you provide instructions to your broker, bank, trust or other nominee so that your vote with respect to the other proposals is counted.

What vote is required and what is the effect of abstentions?
You may vote "FOR," "AGAINST" or "ABSTAIN" for each nominee for the Board of Directors and on the other proposals. The following table summarizes for each proposal the votes required for approval of the proposal and the effect of voting "ABSTAIN."

Proposal	Votes Required for Approval	Effect of "ABSTAIN" Vote
Election of directors	Majority of shares voted	No effect
Approval of all other proposals	Majority of shares present and entitled to vote	Same effect as "AGAINST" vote

What does it mean if I receive more than one notice of Internet availability of proxy materials, proxy card, or voting instruction form?
If you receive more than one notice of Internet availability of proxy materials or more than one set of paper proxy materials, it means that you hold shares in more than one account. To ensure that all of your shares are voted, vote separately for each notice of Internet availability of proxy materials, proxy card, and voting instruction form you receive.

6      U.S. Bancorp 2014 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

>	voting again over the Internet or by telephone by no later than 11:59 p.m., Eastern time, on April 14, 2014 or by submitting a proxy card with a later date and returning it so that it is received by April 14, 2014; or

>	submitting written notice of revocation to our Corporate Secretary at the address shown on page 8 of this proxy statement so that it is received by April 14, 2014.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 or call (866) 775-9668.

If you are a participant in the U.S. Bank 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m., Eastern time, on April 10, 2014. If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

Will my vote be kept confidential?
Yes. We have procedures to ensure that all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except to meet legal requirements, to assert claims for or defend claims against our company, to allow authorized individuals to count and certify the results of the shareholder vote, if a proxy solicitation in opposition to the Board takes place or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. We also have the voting tabulations performed by an independent third party.

Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.

How do I attend the meeting?
You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

>	your identity by reviewing a valid form of photo identification, such as a driver's license; and

>	you were, or are validly acting for, a shareholder of record on the record date by:

	>	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

	>	reviewing other evidence of your stock ownership, such as the notice of internet availability that was mailed to you or your most recent brokerage or bank statement, if you hold your shares in street name; or

	>	reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder of record or you must have a brokerage or bank statement for that shareholder as described above.

Please let us know whether you plan to attend the meeting by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on your proxy card.

At the entrance to the meeting, we will verify that your name appears in our stock records, or will inspect your brokerage or bank statement as your proof of ownership or any written proxy you present as the representative of a shareholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. The admission of persons who are guests of shareholders is

U.S. Bancorp 2014 Proxy Statement     7

Questions and Answers About the Annual Meeting and Voting

subject to the discretion of management. Anyone needing special assistance should call Investor Relations at (866) 775-9668. Please allow ample time for the admission procedures described above.

If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. You can find instructions on how to access the replay and the presentation materials on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Webcasts & Presentations."

Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained AST Phoenix Advisors to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,500, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, e-mail or in person. They will not receive any additional compensation for these activities.

How can I contact U.S. Bancorp's Board of Directors?
You or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors, lead director or specified individual directors to:

  The Office of the Corporate Secretary
  U.S. Bancorp
  BC-MN-H23I
  800 Nicollet Mall
  Minneapolis, MN 55402

Any such letters will be delivered to the independent lead director, or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to our chief risk officer for handling in accordance with the Audit Committee's policy on investigation of complaints relating to accounting matters.

How can I receive my proxy materials by e-mail in the future?
Instead of receiving future paper copies of the notice of Internet availability of proxy materials or our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.

If we mailed you a notice of Internet availability of proxy materials or a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:

>	following the instructions provided on your proxy card or voting instruction form if you received a paper copy of the proxy materials;

>	following the instructions provided when you vote over the Internet; or

>	going to http://enroll.icsdelivery.com/usb and following the instructions provided.

You may revoke this request at any time by following the instructions at http://enroll.icsdelivery.com/usb. Your election is permanent unless you revoke it later.

8      U.S. Bancorp 2014 Proxy Statement

Proposal 1 — Election of Directors

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently has 14 members, and directors are elected annually to one-year terms. All of our current directors have been nominated for election by the Board to hold office until the 2015 annual meeting and the election of their successors.

The current directors are the only nominees, and each of them has previously been elected by the shareholders. The Board has determined that, except for Richard K. Davis, each nominee for election as a director at the annual meeting is independent from U.S. Bancorp as discussed later in this proxy statement under "Corporate Governance — Director Independence."

Director Selection and Qualifications

Director Nominee Selection Process The selection process for first-time director candidates includes the following steps:

>	identification of director candidates by the Governance Committee based upon suggestions from current directors and executive officers and recommendations received from shareholders;

>	possible engagement of a director search firm to provide names and biographies of director candidates for the Governance Committee's consideration;

>	interviews of candidates by the chair of the Governance Committee, the lead director, the Chairman of the Board and at least one other Governance Committee member;

>	reports to the Board by the Governance Committee on the selection process;

>	recommendations by the Governance Committee; and

>	formal nomination by the Board for inclusion in the slate of directors at the annual meeting.

Director candidates recommended by shareholders are given the same consideration as candidates suggested by a search firm, directors, or executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee's consideration should submit the candidate's name and sufficient written information about the candidate to permit a determination by the Governance Committee whether the candidate meets the director selection criteria set forth below and in our Corporate Governance Guidelines. Recommendations should be sent to the Chair of the Governance Committee in care of the Corporate Secretary of U.S. Bancorp at the address listed on page 8 of this proxy statement.

Director Qualification Standards
We will only consider individuals as candidates for director who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director of U.S. Bancorp, the Governance Committee will also consider other criteria, including:

>	current or recent experience as a CEO of a public company or as a leader of another major complex organization;

>	business and financial expertise;

>	geography;

>	experience as a director of a public company;

>	gender and ethnic diversity; and

>	independence.

U.S. Bancorp 2014 Proxy Statement     9

Proposal 1 — Election of Directors

For incumbent directors, the Governance Committee also considers past performance on the Board and contributions to their respective committees.

The Governance Committee also expects each director to display independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

2014 Nominees for Director

Each of our director nominees meets the qualification standards described above and in our Corporate Governance Guidelines. In nominating current and new directors, our Governance Committee considers, among other things:

>	Business Experience. Our Governance Committee considers the balance of business experience represented on the Board. Many of our directors have had experience as a CEO of a large publicly held or private corporation. This background provides experience in general management of large organizations, and oversight of finance, marketing, sales and administrative functions. It also provides experience in risk assessment, corporate governance matters and interaction with boards of directors. Many of our directors have current or recent experience as a director of another large publicly held or private company, which also provides valuable experience in addressing complex governance and business issues relevant to our company.

>	Diversity. Our Governance Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industries, skills, professional experience, geographic communities, gender, race, ethnicity and other personal qualities and attributes represented by our current members. The Governance Committee also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current members in order to identify any specific skills and backgrounds desirable in future Board members. The Governance Committee incorporates this broad view of diversity into its director nomination process by taking into account all of the above factors when evaluating and recommending director nominees to serve on the Board to ensure that the Board's composition as a whole appropriately reflects the current and anticipated needs of the Board and the company. In implementing this practice, the Governance Committee may place more emphasis on attracting or retaining directors with certain specific skills or experience, such as industry, regulatory, public policy, accounting or financial expertise, depending on the circumstances and the composition of the Board at the time.

>	Tenure. Our Governance Committee also finds it important to maintain a balance of tenure on the Board. Long-serving directors bring valuable business and governance experience with our company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspective and new ideas. As a result of our current retirement policy, four new directors have joined our Board in the past six years, and three additional directors will retire in the next four years. Our Governance Committee believes that this measured rate of refreshment is appropriate for our Board.

Each of the nominees has agreed to serve as a director if elected. Proxies may not be voted for more than 14 directors. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors that are nominated for election. In addition, as described below under "Corporate Governance — Majority Vote Standard for Election of Directors," each of the nominees has tendered his or her resignation as a director in accordance with our corporate governance guidelines to be effective if he or she fails to receive the required vote for election to the Board and the Board accepts the tendered resignation.

10      U.S. Bancorp 2014 Proxy Statement

Proposal 1 — Election of Directors

Included below is certain information that the nominees for election as directors have provided as well as additional information that the Board considered in nominating the individuals for election to the Board. Board service dates listed include service as directors of U.S. Bancorp's predecessor companies.

Douglas M. Baker, Jr. St. Paul, Minnesota Director since 2008 Committees > Governance > Risk Management

Business Experience:    Mr. Baker, 55, is the Chairman and Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. He has served as Chairman since May 2006 and Chief Executive Officer since July 2004. He served as President of Ecolab from 2002 until 2011. He joined Ecolab in 1989 and held various leadership positions within the company before being named President and Chief Operating Officer in 2002.

Other Directorships:

        >    Ecolab Inc. since May 2006 (Chairman)

        >    Target Corporation since 2013 (Compensation and Nominating and Governance Committees)

Mr. Baker provides the valuable perspective gained from leading a company through the current economic and corporate governance environment as the CEO of an S&P 500 industrial company with global operations.

Y. Marc Belton Minneapolis, Minnesota Director since 2009 Committees > Audit > Community Reinvestment and Public Policy

Business Experience:    Mr. Belton, 54, is Executive Vice President, Global Strategy, Growth and Marketing Innovation of General Mills, Inc., an S&P 500 manufacturer and marketer of consumer food products. He has held this position since September 2010. Mr. Belton served as Executive Vice President, Worldwide Health, Brand and New Business Development of General Mills from 2006 until September 2010. He joined General Mills in 1983 and held various leadership positions within the company before being named Senior Vice President of Yoplait USA, General Mills Canada Corporation and New Business Development in 2002.

Other Directorships:

        >    Navistar International Corporation from 1999 to 2009

As a current executive officer with overall responsibility for the global strategy and marketing functions of General Mills, Mr. Belton brings to our Board of Directors expertise in the retail industry, an important area for a major consumer bank such as U.S. Bank National Association ("U.S. Bank"), our banking subsidiary. He also has extensive experience in the field of brand management and business development. Mr. Belton is a member of the Executive Leadership Council in Washington D.C., the nation's premier leadership organization comprised of the most senior African-American corporate executives in Fortune 500 companies, where he participates in current discussions of leadership, management and business issues across many industries.

U.S. Bancorp 2014 Proxy Statement     11

Proposal 1 — Election of Directors

Victoria Buyniski Gluckman Cincinnati, Ohio Director since 1990 Committees > Compensation and Human Resources > Community Reinvestment and Public Policy

Business Experience:    Ms. Buyniski Gluckman, 62, is retired Chairman and Chief Executive Officer of United Medical Resources, Inc., a third-party administrator of employer healthcare benefits. She served as Chief Executive Officer since founding United Medical Resources in 1983 until April 2008, and as Chairman from 1983 until the acquisition of United Medical Resources by UnitedHealth Group Incorporated in December 2005. Commencing with that transaction and until April 2008, Ms. Buyniski Gluckman assumed the additional duties of Chief Executive Officer of Midwest Security Administrators, another third-party administrator of employer healthcare benefits that is also a subsidiary of UnitedHealth Group.

Other Directorships:

        >    Ohio National Financial Services, Inc. since 1993 (Audit and Investment Committees)

Ms. Buyniski Gluckman brings an entrepreneurial perspective to our Board, having founded her own successful company based on a concept she developed while working in the public healthcare field. Her company grew on the basis of excellent customer service, which is also a cornerstone of U.S. Bank's brand and strategy. In addition, Ms. Buyniski Gluckman's service on the board of directors of Ohio National gives her additional experience in the business and management of a large, complex financial services company.

Arthur D. Collins, Jr. Lead Director Chicago, Illinois Director since 1996 Committees > Compensation and Human Resources > Governance > Executive

Business Experience:    Mr. Collins, 66, is retired Chairman and Chief Executive Officer of Medtronic, Inc., a leading medical device and technology company, and, like U.S. Bancorp, an S&P 100 company. Mr. Collins served as Chairman of Medtronic from 2002 until August 2008 and Chief Executive Officer from 2002 until August 2007. Mr. Collins also served as Chief Operating Officer of Medtronic from 1994 to 1996 and as President and Chief Operating Officer from 1996 to 2002. Since April 2009, Mr. Collins has acted as a senior advisor for Oak Hill Capital Partners, which manages a private equity portfolio of over $8 billion of private equity capital, and over $20 billion of investment capital.

Other Directorships:

        >    Cargill, Incorporated since 2000 (Human Resources Committee Chair; Governance, Audit and Executive Committees)

        >    The Boeing Company since 2007 (Compensation Committee Chair; Governance, Organization and Nominating Committee)

        >    Alcoa Inc. since 2010 (Audit and Compensation and Benefits Committees)

        >    Medtronic, Inc. from 2002 to 2008

Mr. Collins's experience at Medtronic and Oak Hill Capital gives him a broad perspective on a variety of business and financial issues that is valuable in his service on our Board. Additionally, his experience on Cargill's Board has provided direct financial services experience, as Cargill has a number of significant business segments in the financial services sector.

12      U.S. Bancorp 2014 Proxy Statement

Proposal 1 — Election of Directors

Richard K. Davis Minneapolis, Minnesota Director since 2006 Committees > Chair, Executive > Risk Management

Business Experience:    Mr. Davis, 56, is Chairman, President and Chief Executive Officer of U.S. Bancorp. He has served as Chairman since December 2007, as President since October 2004 and as Chief Executive Officer since December 2006. He also served as Chief Operating Officer of U.S. Bancorp from October 2004 until December 2006. Mr. Davis has held management positions with our company since joining Star Banc Corporation, one of our predecessors, as Executive Vice President in 1993.

Other Directorships:

        >    Xcel Energy Inc. since 2006 (Lead Director; Finance Committee)

As Chairman, President and Chief Executive Officer of U.S. Bancorp, Mr. Davis brings to all Board discussions and deliberations deep knowledge of the company and its business and is the voice of management on the Board. Mr. Davis also brings extensive leadership experience and industry knowledge to the Board gained as Chairman of the Financial Services Roundtable, as Chairman of The Clearing House, and as representative for the Ninth District of the Federal Reserve where he serves on its Financial Advisory Committee. Additionally, his service as lead director of the Xcel Energy board of directors broadens his experience of overseeing management in an industry subject to extensive regulation.

Roland A. Hernandez Pasadena, California Director since 2012 Committees > Audit > Community Reinvestment and Public Policy

Business Experience:    Mr. Hernandez, 56, is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000.

Other Directorships:

        >    MGM Resorts International since 2002 (Lead Director; Audit Committee Chair; Corporate and Social Responsibility Committee)

        >    Vail Resorts, Inc. since 2002 (Lead Director; Nominating and Governance Committee Chair; Executive and Audit Committees)

        >    Orient Express Hotels Ltd. since 2013 (Chairman)

        >    Sony Corporation from 2008 to 2013

        >    The Ryland Group, Inc. from 2001 to 2012

        >    Lehman Brothers Holdings, Inc. from 2005 to 2012

        >    Wal-Mart Stores, Inc. from 1998 to 2008

        >    Telemundo Group, Inc. from 1990 to 2000

As the former President, Chief Executive Officer and Chairman of a television and entertainment company, and through his experience on the Boards of MGM Resorts, Sony Corporation and Wal-Mart Stores, Mr. Hernandez has gained a broad understanding of the retail consumer particularly relevant to a major consumer bank such as U.S. Bank. In addition, with his extensive experience on the boards of large public corporations, Mr. Hernandez brings broad corporate governance expertise, along with significant knowledge of board operations, to our Board of Directors.

U.S. Bancorp 2014 Proxy Statement     13

Proposal 1 — Election of Directors

Doreen Woo Ho San Francisco, California Director since 2012 Committees > Audit > Risk Management

Business Experience:    Ms. Woo Ho, 66, is a Commissioner of the San Francisco Port Commission, the governing board responsible for the San Francisco, California, waterfront adjacent to San Francisco Bay. She served as President of the Port Commission from January 2012 until January 2014 and has served as a Commissioner since May 2011. Ms. Woo Ho served as President and Chief Executive Officer of United Commercial Bank, a California commercial bank, from September 2009 to November 2009. She served as President of Community Banking at United Commercial from January 2009 to September 2009. Ms. Woo Ho served as Executive Vice President responsible for Enterprise Marketing at Wells Fargo & Company, a diversified financial services company, in 2008. She served as President of the Consumer Credit Group of Wells Fargo from 1998 to 2007. Ms. Woo Ho was also a member of the Wells Fargo Management Committee from 1999 to 2008.

Ms. Woo Ho's over 35 years of commercial and consumer banking experience brings valuable industry experience and knowledge to U.S. Bancorp's Board.

Joel W. Johnson Scottsdale, Arizona Director since 1999 Committees > Audit > Risk Management

Business Experience:    Mr. Johnson, 70, is the retired Chairman and Chief Executive Officer of Hormel Foods Corporation, a food processing company, and serves as a director of the Hormel Foundation. Mr. Johnson served as Chairman of Hormel from 1995 through October 2006 and Chief Executive Officer from 1993 through December 2005. He served as President from 1992 until May 2004. He joined Hormel in 1991 as Executive Vice President, Sales and Marketing.

Other Directorships:

        >    Meredith Corporation since 1994 (Finance Committee Chair; Nominating/Governance Committee)

        >    Ecolab Inc. since 1996 (Audit Committee Chair; Governance Committee)

        >    Hormel Foods Corporation from 1991 to 2006

Mr. Johnson's perspective as the former Chairman and Chief Executive Officer of a multinational S&P 500 consumer products company is valuable to U.S. Bancorp, given its major consumer lines of business as well as businesses expanding outside U.S. markets.

14      U.S. Bancorp 2014 Proxy Statement

Proposal 1 — Election of Directors

Olivia F. Kirtley Louisville, Kentucky Director since 2006 Committees > Chair, Audit > Compensation and Human Resources > Executive

Business Experience:    Ms. Kirtley, 63, a certified public accountant, is a business consultant on strategic and corporate governance issues. She has served in this capacity during all of the past five years. Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit and corporate governance. In addition to her expertise in audit and tax issues developed in part as a senior manager at a predecessor to auditing firm Ernst & Young LLP, Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, where she held the positions of Treasurer, Vice President and Chief Financial Officer.

Other Directorships:

        >    Res-Care, Inc. since 1998 (Audit Committee Chair)

        >    Papa Johns International, Inc. since 2003 (Audit Committee Chair; Compensation Committee)

        >    Lancer Corporation from 1999 to 2006

        >    Alderwoods Group, Inc. from 2002 to 2006

Ms. Kirtley's excellence in her field has been recognized in her past service as Chair of the American Institute of Certified Public Accountants, Chair of the AICPA Board of Examiners, and as a current U.S. member and Deputy President of the Board of the International Federation of Accountants (IFAC), which establishes international auditing, ethics and education standards for the global accounting profession. In addition, she brings to our Board and Governance Committee a deep understanding of a wide range of current governance issues gained by her work as a corporate governance consultant and a faculty member of The Conference Board Directors' Institute.

Jerry W. Levin New York, New York Director since 1995 Committees > Chair, Governance > Compensation and Human Resources > Executive

Business Experience:    Mr. Levin, 69, is Chairman and Chief Executive Officer of Wilton Brands Inc., a creative consumer products company, and has served in that position since October 2009. Mr. Levin has also served as Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm, since founding the firm in February 2005. He served as Vice Chairman of Clinton Group, a private diversified asset management company, from December 2007 until October 2008. Mr. Levin served as Chairman of Sharper Image Corporation, a specialty retailer, from September 2006 until April 2008 and as interim Chief Executive Officer from September 2006 until April 2007. From 1998 until January 2005, Mr. Levin served as the Chairman and Chief Executive Officer of American Household, Inc. (formerly Sunbeam Corporation), a leading consumer products company.

Other Directorships:

        >    Ecolab Inc. since 1992 (Lead Director; Governance Committee Chair; Compensation Committee)

        >    Saks Incorporated from 2007 to 2013

        >    Sharper Image Corporation from 2006 to 2008

        >    Wendy's International from 2006 to 2008

        >    American Household, Inc. (formerly Sunbeam Corporation) from 1998 to 2005

Mr. Levin has served as the CEO of six well-known companies, including those listed above, in the branded consumer products sector, and possesses significant expertise in corporate strategy and governance through his successful career as a turnaround, restructuring, and mergers and acquisitions expert. Retail branding and marketing expertise is important to U.S. Bancorp's businesses, and Mr. Levin's expertise in those fields provides great value to our Board.

U.S. Bancorp 2014 Proxy Statement     15

Proposal 1 — Election of Directors

David B. O'Maley Cincinnati, Ohio Director since 1995 Committees > Chair, Compensation and Human Resources > Governance > Executive

Business Experience:    Mr. O'Maley, 67, is the retired Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings, Inc. and its subsidiary Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, including The Ohio National Life Insurance Company. Mr. O'Maley served as Executive Chairman of these companies from November 2010 to May 2012 after serving as Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings and Ohio National Financial Services from 1994 until November 2010. He joined Ohio National in 1992.

Other Directorships:

        >    The Midland Company from 1998 to 2008

As the retired Chairman, President and Chief Executive Officer of a large financial services company, Mr. O'Maley provides significant financial industry expertise to our Board discussions and is familiar with regulatory and business challenges facing financial services companies.

O'dell M. Owens, M.D., M.P.H. Cincinnati, Ohio Director since 1991 Committees > Chair, Community Reinvestment and Public Policy > Audit > Executive

Business Experience:    Dr. Owens, 66, is President of Cincinnati State Technical and Community College, an institution of higher education, and has served in that position since September 2010. Dr. Owens has also been providing services as an independent consultant in medicine, business, education and work-site employee benefits since 2001 and has served as the President and Chairman of the Board for Project GRAD (Graduation Really Achieves Dreams), a national non-profit organization formed to improve inner-city education, since 2001. From 2004 to 2010, Dr. Owens served as Coroner of Hamilton County, Ohio.

An internationally known physician and an entrepreneur with accomplished administrative skills in medicine, education and business who has served the public on a variety of community boards, Dr. Owens brings a unique perspective to our Board by combining business expertise and leadership with a strong focus on community service and public policy. Dr. Owens has served as president and chairman of national non-profit organizations devoted to education and empowerment, and has focused his efforts on founding and supporting a number of community service organizations. Dr. Owens's experience is especially valuable in his role as chair of our Board's Community Reinvestment and Public Policy Committee.

16      U.S. Bancorp 2014 Proxy Statement

Proposal 1 — Election of Directors

Craig D. Schnuck St. Louis, Missouri Director since 2002 Committees > Community Reinvestment and Public Policy > Risk Management

Business Experience:    Mr. Schnuck, 65, is the former Chairman and Chief Executive Officer of Schnuck Markets, Inc., a regional supermarket chain. He was elected President of Schnuck Markets in 1984 and served as Chief Executive Officer from 1989 until January 2006. He served as Chairman from January 1991 until December 2006. Mr. Schnuck continued to be active in the Schnuck Markets business as Chair of its Executive Committee from 2007 until 2014 and was named Chairman Emeritus in March 2014.

Mr. Schnuck brings to our company substantial leadership experience gained as the long-serving Chairman, Chief Executive Officer and Chair of the Executive Committee of a large, regional food retailer. Mr. Schnuck also served for nine years on the board of governors of the Uniform Code Council, the agency that oversees his industry's most fundamental technologies, serving as Chairman for two terms, giving him additional insight into technological innovation in retail business, which is an important focus in various U.S. Bancorp business lines. Mr. Schnuck served as a bank director for several of U.S. Bank's predecessor banks from 1979 to 1991, and of predecessor bank holding companies from 1991 to 2001.

Patrick T. Stokes St. Louis, Missouri Director since 1992 Committees > Chair, Risk Management > Governance > Executive

Business Experience:    Mr. Stokes, 71, is the former Chairman and former Chief Executive Officer of Anheuser-Busch Companies, Inc., a marketer and producer of beer, operator of family entertainment parks and manufacturer of packaging materials which is now a part of Anheuser-Busch In-Bev N.V./S.A. He served as Chairman of Anheuser-Busch Companies,  Inc. from December 2006 to November 2008. He served as President and Chief Executive Officer from 2002 until December 2006 and was affiliated with Anheuser-Busch commencing in 1969.

Other Directorships:

        >    Ameren Corporation since 2004 (Human Resources Committee Chair; Finance Committee)

        >    Anheuser-Busch Companies, Inc. from 2006 to 2008

As the former Chairman and Chief Executive Officer of a large, multinational consumer products company, Mr. Stokes's experience in the retail industry, along with the customer service and customer experience critical to that company's theme parks, brings valuable consumer and retail insights to our Board. Mr. Stokes also has valuable management experience in another highly regulated industry through his service as a director of Ameren Corporation, an S&P 500 electric and natural gas utility company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE 14 NOMINATED DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND THE ELECTION OF THEIR SUCCESSORS.

U.S. Bancorp 2014 Proxy Statement     17

Corporate Governance

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to our continued success. Our Board of Directors has adopted Corporate Governance Guidelines to provide a corporate governance framework for our directors and management to effectively pursue our objectives for the benefit of our shareholders. The Board reviews and updates these guidelines and the charters of the Board committees at least annually in response to evolving best practices and the results of annual Board and committee evaluations. Our Corporate Governance Guidelines, as well as our Code of Ethics and Business Conduct, can be found at www.usbank.com by clicking on "About U.S. Bank" and then "Corporate Governance" and then, as applicable, "Corporate Governance Guidelines" or "Code of Ethics."

Director Independence

Our Board of Directors has determined that each of the following directors, comprising all of our non-employee directors, has no material relationship with U.S. Bancorp and is independent: Douglas M. Baker, Jr., Y. Marc Belton, Victoria Buyniski Gluckman, Arthur D. Collins, Jr., Roland A. Hernandez, Doreen Woo Ho, Joel W. Johnson, Olivia F. Kirtley, Jerry W. Levin, David B. O'Maley, O'dell M. Owens, M.D., M.P.H., Craig D. Schnuck and Patrick T. Stokes. Richard K. Davis, our only other director, is not independent because he is an executive officer of U.S. Bancorp.

Our Board has adopted a set of standards in our Corporate Governance Guidelines to assist it in assessing the independence of each of our directors. Absent other material relationships with U.S. Bancorp, a director of U.S. Bancorp who otherwise meets the independence qualifications of the New York Stock Exchange (the "NYSE") listing standards may be deemed "independent" by the Board of Directors after consideration of all of the relationships between U.S. Bancorp, or any of our subsidiaries, and the director, or any of his or her immediate family members (as defined in the NYSE listing standards), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, executive officer or a significant shareholder thereof; provided that an individual is not deemed to be an executive officer of an organization if that role does not constitute his or her principal occupation. However, ordinary banking relationships (such as depository, lending, transfer agency, registrar, trust and custodial, private banking, investment management, securities brokerage, cash management and other services readily available from other financial institutions) are not considered by the Board in determining a director's independence, as the Board considers these relationships to be categorically immaterial. A banking relationship is considered "ordinary" if:

>	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

>	with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

>	no event of default has occurred and is continuing beyond any cure period; and

>	the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our Governance Committee and full Board carefully considered all of the business relationships between U.S. Bancorp and our directors and their respective affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to a questionnaire regarding employment, business, familial, compensation and other relationships with U.S. Bancorp and our management. Where relationships other than ordinary banking relationships existed, the Board determined that, except in the case of Mr. Davis, none of the relationships between U.S. Bancorp and the directors or the directors' affiliated companies impairs the directors' independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board also determined that, for all of the relationships between U.S. Bancorp and our directors or the directors' affiliated companies, none of the relationships had unique characteristics that could influence the director's impartial judgment as a director of U.S. Bancorp.

18      U.S. Bancorp 2014 Proxy Statement

Corporate Governance

The business relationships between U.S. Bancorp and our directors or the directors' affiliated companies that were considered by the Board were:

>	U.S. Bank purchased approximately $1,800 of water care, pest elimination and commercial food equipment products and services in 2013 from Ecolab Inc., of which Douglas M. Baker, Jr. is Chairman and Chief Executive Officer;

>	U.S. Bank has a real estate lease arrangement with General Mills, Inc., of which Y. Marc Belton is Executive Vice President, Global Strategy, Growth and Marketing Innovation. During 2013, U.S. Bank paid General Mills $1.3 million as part of this arrangement, which pre-dates Mr. Belton's service on our Board. General Mills' reported consolidated net sales in 2013 were approximately $17.7 billion;

>	Victoria Buyniski Gluckman has a son who is a non-executive employee of U.S. Bank; and

>	Douglas M. Baker, Jr. has a son who participated in U.S. Bank's 2013 summer internship program.

The Board also considered the relationship between U.S. Bancorp and Schnuck Markets, Inc., a corporation with which our director Craig D. Schnuck is affiliated, that is described later in this proxy statement under the heading "Certain Relationships and Related Transactions — Related Person Transactions."

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit; Governance; Compensation and Human Resources; Risk Management; Community Reinvestment and Public Policy; and Executive. The standing committees report on their deliberations and actions at each full Board meeting. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Corporate Governance" and "Board of Directors."

The Board of Directors held eight meetings during fiscal year 2013. Each director attended at least 75% of the total meetings of the Board and Board committees on which he or she served during the fiscal year. The average attendance rate of all directors in 2013 was 99%.

Executive Sessions

The non-employee directors meet in executive session, without the CEO or any other member of management present, at the end of each regularly scheduled Board meeting and may meet without the CEO at any other time. The lead director presides over these executive sessions. See "Board Leadership Structure." In addition, at each regularly scheduled meeting, the Board holds a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without the CEO). During each committee meeting, the committees hold executive sessions without members of management present.

Director Education

We believe that it is of utmost importance that our directors receive additional information and training about issues that are critical to exercising prudent oversight of the management of our company. We have implemented a robust director education program that begins with an in-depth training covering our industry, financial reporting, and each of our lines of business, and that continues with special education sessions throughout the year that highlight current business, industry, regulatory and governance topics presented by internal and external experts.

U.S. Bancorp 2014 Proxy Statement     19

Corporate Governance

Committee Member Qualifications

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. As part of those requirements, our Board of Directors has determined that each member of the Audit Committee is independent and financially literate, and each of our audit committee financial experts has accounting or other financial management expertise. Our Board of Directors has identified Olivia F. Kirtley, our Audit Committee chair, and Roland A. Hernandez and Joel W. Johnson as audit committee financial experts as defined under the rules of the SEC. The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Currently, no Audit Committee members exceed this restriction.

All of the Governance Committee members and Compensation and Human Resources Committee members also meet the independence requirements of the NYSE.

Committee Responsibilities

Committee	Primary Responsibilities
Audit Held 9 meetings during 2013

>

Assisting the Board of Directors in overseeing the quality and integrity of our financial statements, including matters related to risks associated with financial reporting and audit and accounting issues, as well as internal control, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditor, the integrity of the financial reporting processes, both internal and external, and the performance of our internal audit function and independent auditor;

>

retaining and terminating the independent auditor; and

>

compensating and overseeing the work of the independent auditor.

Governance Held 5 meetings during 2013

>

Discharging the Board's responsibilities relating to corporate governance matters, including developing and recommending to the Board a set of corporate governance principles;

>

overseeing succession planning for our CEO;

>

identifying and recommending to the Board individuals qualified to become directors;

>

managing the performance review process for our current directors;

>

overseeing the evaluation of management; and

>

making recommendations to the Board regarding any shareholder proposals.

Compensation and Human Resources Held 6 meetings during 2013

>

Discharging the Board's responsibilities relating to the compensation of our executive officers and non-employee directors;

>

approving our compensation plans, practices and programs;

>

evaluating and discussing with the appropriate officers of our company the incentives for risk-taking contained in our incentive compensation plans and programs; and

>

evaluating the CEO's performance and overseeing succession planning for executive officers other than our CEO.

20      U.S. Bancorp 2014 Proxy Statement

Corporate Governance

Committee	Primary Responsibilities
Risk Management Held 6 meetings during 2013

>

Overseeing our overall enterprise risk management function, including our policies, procedures and practices relating to the management of credit risk; financial, liquidity and market risk; and operational risk;

>

approving and making recommendations to the Board of Directors regarding the issuance or repurchase of debt and equity securities;

>

reviewing and evaluating significant capital expenditures and potential mergers and acquisitions; and

>

reviewing actions regarding our capital, including our dividend policy.

Community Reinvestment and Public Policy Held 4 meetings during 2013

>

Reviewing and considering our position and practices on matters of public interest and public responsibility and similar issues involving our relationship with the community at large;

>

reviewing our activities, performance and compliance with the Community Reinvestment Act and fair lending regulations; and

>

reviewing our policies and procedures with respect to sustainability and corporate political contributions and related activity.

Executive Held 1 meeting during 2013	The Executive Committee has authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings.

Risk Oversight by the Board of Directors

As part of its overall responsibility to oversee the management, business and strategy of our company, one of the primary responsibilities of our Board of Directors is to oversee the risk management and the risk mitigation processes of our company. While management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing risk exposures on a day-to-day basis, our Board's responsibility is to monitor our company's risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks.

While we do not want to eliminate all risk, we want to understand, assess and manage risk consistent with our business strategy. We want our decisions to reflect a defined risk tolerance, which has been approved by our Board of Directors, and we have long had a robust enterprise risk management framework in order to manage risk appropriately. As part of its oversight responsibility, the Board:

>	considers our company's risk tolerance as an integral part of the strategic planning process;

>	oversees the amounts and types of risk taken by management in executing the corporate strategy;

>	monitors the risk experience of our company against the policies and procedures set to control those risks; and

>	evaluates the role of incentive compensation in managing our company's risk tolerance.

The Board's risk oversight function is carried out through its committees, and the primary risks faced by our company that are most likely to affect its financial stability and results of operations are monitored by the Risk Management, Audit, and Compensation and Human Resources Committees.

U.S. Bancorp 2014 Proxy Statement     21

Corporate Governance

As described in the preceding discussion of committee responsibilities:

>	the Risk Management Committee is primarily responsible for oversight of overall enterprise risk, including credit risk, financial, liquidity, market, compliance, operational and reputational risk;

>	the Audit Committee is focused on financial statement and accounting risk and internal control;

>	the Compensation and Human Resources Committee oversees our company's compensation policies and arrangements to ensure that they encourage appropriate levels of risk-taking by management with respect to our company's strategic goals, and to determine whether any of them give rise to risks that are reasonably likely to have a material adverse effect on our company. More information on the evaluation performed by the Compensation and Human Resources Committee is included in the Compensation Discussion and Analysis section beginning on page 29 of this proxy statement; and

>	the Governance Committee reviews the responsibilities of each Board committee to ensure that all significant risk categories are addressed by at least one committee.

In addition, the Risk Management and Audit Committees meet annually in joint session to give each committee the opportunity to review the risk areas primarily overseen by the other. Finally, at each meeting of the full Board of Directors, each committee gives a detailed review of the matters it discussed and conclusions it reached during its recent meetings.

The Board committees carry out their responsibilities using informational reports from management with respect to all risk areas that are relevant and important at the time. The committees must therefore be confident that an appropriate risk monitoring structure is in place at the management level in order to be provided accurate and useful informational reports. Our management-level risk oversight structure is robust. We rely on a comprehensive enterprise risk management process to aggregate, monitor, measure and manage risks. This system enables the Board of Directors to establish a mutual understanding with management of the effectiveness of our company's risk management practices and capabilities, to review our company's risk exposure and to elevate certain key risks for discussion at the Board level. A framework exists designed to account for the introduction of emerging risks or any increase in risks routinely taken, which would either be largely controlled by the risk limits in place or identified through the frequent risk reporting that occurs throughout our company.

In addition, an Executive Risk Committee, chaired by the chief risk officer and including our CEO, chief financial officer ("CFO"), chief operational risk officer, chief credit officer, chief technology officer, chief human resources officer and general counsel, meets monthly, and more frequently when circumstances merit, to provide executive management oversight of our enterprise risk framework, assess appropriate levels of risk exposure and actions that may be required for identified risks to be adequately mitigated, promote effective management of all risk categories, and foster the establishment and maintenance of an effective risk culture. These officers manage large, sophisticated groups within our company that are dedicated to controlling and monitoring risk to the levels deemed appropriate by the Board of Directors and executive management. These individuals, together with our company's controller, treasurer and others, also provide the Board's committees with the information the committees need and request in order to carry out their oversight responsibilities.

22      U.S. Bancorp 2014 Proxy Statement

Corporate Governance

A robust framework of management-level risk management committees supports the work of the Executive Risk Committee and the Board of Directors. The four primary committees are:

>	Compliance and Operational Risk Committee, chaired by the chief operational risk officer, which manages operational risk exposures;

>	Executive Credit Management Committee, chaired by the chief credit officer, which ensures that products that have credit risk are supported by sound credit practices; reviews asset quality, trends, portfolio performance statistics and loss forecasts; and reviews and adjusts credit policies accordingly;

>	Asset Liability Committee, chaired by the CFO, which ensures that the policies, guidelines and practices established to manage our financial risks, including interest rate risk, market risk, liquidity risk, operations risk and capital adequacy, are followed; and

>	Incentive Review Committee, chaired by the executive vice president of human resources and including the CFO, the chief risk officer, the chief operational risk officer, the chief credit officer and the general counsel, which reviews and evaluates all of our company's incentive compensation programs and policies for risk sensitivity and mitigation, and reports to the Compensation and Human Resources Committee of the Board.

These committees are supported by, among others: the Basel Oversight Committee, which helps oversee our Basel project implementation; the Independent Model Validation Committee, which assists in the efficient and effective implementation of our Independent Model Validation Program; the Trust Risk Management Committee, which coordinates fiduciary governance and risk management processes for our trust divisions; and the Information Security Program Committee, which assists in the efficient and effective implementation of our Information Security Program.

Board Leadership Structure

Our Board has carefully considered the critical issue of Board leadership. In the context of risk management, the leadership of each of the committees that is primarily responsible for risk management is vested in an independent committee chair. With regard to the leadership of the meetings of the full Board, our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of chairman and CEO should be separate or combined. This policy allows the Board to evaluate regularly whether our company is best served at any particular time by having the CEO or another director hold the position of chairman. If the position of chairman is not held by an independent director, an independent lead director is elected with powers virtually identical to those of an independent chairman.

At this time, Mr. Davis serves as chairman and as CEO. The Board believes there are a number of important advantages to combining the positions of chairman and CEO at this time. Critically, it most effectively utilizes Mr. Davis's extensive experience and knowledge regarding our company and provides for the most efficient leadership of our Board and company. Mr. Davis, with over 20 years of experience at U.S. Bancorp, including nine years as President and seven years as CEO, has the knowledge, expertise and experience to understand and clearly articulate to the Board the opportunities and risks facing U.S. Bancorp and to lead discussions on important matters affecting our business. The Board believes that combining the CEO and chairman positions creates a firm link between management and the Board and helps the Board respond quickly and effectively to the many business, market and regulatory challenges resulting from the rapidly changing financial services industry.

U.S. Bancorp 2014 Proxy Statement     23

Corporate Governance

Mr. Davis's service as chairman also provides clarity of leadership for our company and more effectively allows our company to present its vision and strategy with a unified voice.

Although the Board believes that it is more effective to have one person serve as the chairman and CEO at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, it has reaffirmed the strong role of the lead director, whose specific duties are to:

>	lead executive sessions of the Board's independent or non-management directors, and preside at any session of the Board where the chairman is not present;

>	act as a regular communication channel between our independent directors and the CEO;

>	set the Board's agenda jointly with the CEO;

>	approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

>	oversee the scope, quantity and timing of the flow of information from management to the Board;

>	be the representative of the independent directors in discussions with our major shareholders regarding their concerns and expectations;

>	call special Board meetings or special meetings of the independent directors, as needed;

>	approve the retention of consultants who report directly to the Board;

>	assist the Board and company officers in assuring compliance with and implementation of our Corporate Governance Guidelines;

>	advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board;

>	review shareholder communications addressed to the full Board or to the lead director; and

>	interview, along with the chair of the Governance Committee, all Board candidates and make recommendations to the Governance Committee and the Board.

The powers and duties of chairman and lead director differ only in that the chairman presides over the normal business portion of the meetings of the Board. Since the lead director may call for an executive session of independent directors at any time, and has joint control over the agenda and the information provided to directors for Board meetings, the Board does not believe that the fact that he does not preside over the normal Board meeting business sessions limits the ability of the Board to have open exchanges of views, or to address any issues the Board chooses, independently of the chairman. In addition, much of the work of the Board is conducted through its committees, none of which, other than the Executive Committee, is chaired by the chairman of the Board.

The lead director is appointed by the Board upon recommendation of the Governance Committee. Arthur D. Collins, Jr. has served as lead director since January 2014. Mr. Collins is actively engaged as lead director and works closely with Mr. Davis on Board matters. The lead director is appointed annually by the Board upon recommendation of the Governance Committee with the expectation that the lead director will generally serve three, and may serve up to five, consecutive terms.

Majority Vote Standard for Election of Directors

Our bylaws provide that in uncontested elections a nominee for director will be elected to the Board if the number of votes cast "FOR" the nominee's election exceeds the number of votes cast "AGAINST" that nominee's election. The voting standard for directors in a contested election is a plurality of the votes cast at the meeting.

Our Corporate Governance Guidelines provide that director nominees must submit a contingent resignation in writing to the Governance Committee, which becomes effective if the director fails to receive a sufficient number of

24      U.S. Bancorp 2014 Proxy Statement

Corporate Governance

votes for re-election at the annual meeting of shareholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a contingent resignation.

Our Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director's resignation, and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

If each member of the Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them. However, if the only directors who received the required vote in the same election constitute three or fewer directors, all directors may participate in the decision regarding whether to accept the resignations.

Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Director Policies

Policy Regarding Service on Other Boards
Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than three public companies in addition to their service on our Board of Directors unless the Board determines that such service will not impair their service on the U.S. Bancorp Board. Currently, no director exceeds this restriction.

Policy Regarding Attendance at Annual Meetings
We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our then-current directors attended the annual shareholders' meeting.

Retirement Policy
Our Board of Directors has established a guideline that an independent director will retire at the first annual meeting of shareholders held after his or her 72nd birthday.

Succession Planning and Management Development

A primary responsibility of the Board is planning for succession with respect to the positions of Chairman of the Board and CEO, as well as overseeing succession planning for other senior management positions. The Board's process targets the building of enhanced management depth, considers continuity and stability within our company, and responds to our company's evolving needs and changing circumstances. Toward that goal, the executive talent development and succession planning process is integrated into the Board's annual activities.

The Board works with the Governance Committee to evaluate a number of potential internal and external candidates as successors to the CEO, and considers emergency, temporary as well as long-term succession. The Compensation and Human Resources Committee is responsible for reviewing succession planning for executive officer positions other than the CEO. The CEO makes available to the Board his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for those individuals.

U.S. Bancorp 2014 Proxy Statement     25

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Lending Transactions
During 2013, U.S. Bancorp and our banking and investment subsidiaries engaged in transactions in the ordinary course of business with some of our directors, officers and the persons we know that beneficially owned more than 5% of our common stock on December 31, 2013, and the entities with which they are associated. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with Entities Affiliated with Directors
During 2013, U.S. Bank operated 35 branches and 71 ATMs in grocery stores owned by Schnuck Markets,  Inc., of which Craig D. Schnuck, one of our directors, beneficially owns approximately 13% of the outstanding capital stock. Mr. Schnuck's sister, Nancy A. Diemer, and his four brothers, Scott C. Schnuck, Todd R. Schnuck, Mark J. Schnuck and Terry E. Schnuck, also each beneficially own approximately 13% of the outstanding capital stock of Schnuck Markets. In addition, each of Mr. Schnuck's brothers is a director of, and holds the following officer positions with, Schnuck Markets: Scott C. Schnuck, Chairman; Todd R. Schnuck, President and Chief Executive Officer; Mark J. Schnuck, Vice President; and Terry E. Schnuck, Assistant Secretary. Rent and fee payments by U.S. Bank to Schnuck Markets were approximately $2.2 million in 2013. In addition, during a portion of 2013, U.S. Bank leased a free-standing building from Schnuck Markets. Rent and fee payments by U.S. Bank were approximately $69,000 in 2013. The consolidated gross revenues of Schnuck Markets in 2013 were approximately $2.6 billion. These transactions were conducted at arms' length in the ordinary course of business of each party to the transaction. As discussed above under the heading "Corporate Governance — Director Independence," the Board of Directors has determined that this relationship is immaterial to Mr. Schnuck, and that Mr. Schnuck is an independent director.

Transactions with 5% Shareholders
As shown below under the heading "Security Ownership of Certain Beneficial Owners and Management," each of BlackRock, Inc. ("BlackRock"), FMR LLC ("FMR"), the parent company of Fidelity Management & Research Company, and Berkshire Hathaway Inc. ("Berkshire"), has reported that it, together with certain of its subsidiaries and affiliates, is the beneficial owner of more than 5% of our common stock. From time to time, customers of our Wealth Management and Securities Services and Money Center business lines invest in certain mutual funds that are affiliated with BlackRock or FMR. In connection with these investments, we may act as a third-party clearing entity for the funds or perform certain customary shareholder servicing on behalf of the administrators of these funds that may include, among other things, printing and mailing prospectuses to our customers, aggregating customer buy and sell orders, engaging in recordkeeping and other similar services. We receive a servicing fee from the relevant fund administrators and clearing entities for these services. In 2013, these shareholder servicing fees were approximately $1.5 million and $15.7 million in the aggregate for the services related to the funds affiliated with BlackRock and FMR, respectively. Additionally, in 2013 U.S. Bank and our broker-dealer subsidiary engaged in the purchase and sale of approximately $5.1 billion, $4.1 billion and $81.9 million of corporate and municipal fixed income securities with various entities affiliated with BlackRock, FMR and Berkshire, respectively. The purchases and sales to entities affiliated with BlackRock, FMR and Berkshire represented approximately 7.7%, 1.0% and 0.01%, respectively, of the aggregate purchases and sales of corporate fixed income securities and 1.9%, 7.4% and 0.51%, respectively, of the aggregate purchases and sales of municipal fixed income securities by U.S. Bank and our broker-dealer subsidiary. These fixed income securities included U.S. Bancorp bonds that were underwritten by that broker-dealer subsidiary. In addition, our U.S. Bancorp Community Development Corporation business line invests in renewable energy projects, and has entered into one such transaction with an affiliate of BlackRock. We invested approximately $5 million for 99% of the project and the BlackRock affiliate owns the

26      U.S. Bancorp 2014 Proxy Statement

Certain Relationships and Related Transactions

remaining 1%. It is anticipated that the BlackRock affiliate will acquire all but approximately 5% of our interest in the project in 2018. All of these business relationships and transactions with BlackRock, FMR and Berkshire and their respective subsidiaries and affiliates were conducted at arms' length in the ordinary course of business of each party to the relationship or transaction.

Review of Related Person Transactions

The Board has adopted written Related Party Transactions Evaluation and Approval Policy and Procedures for the review, evaluation and approval or ratification of transactions between our company and its related persons and/or their respective affiliated entities. "Related persons" under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their "immediate family members" include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the person's household.

Except as described below, the policy requires the Governance Committee of the Board to review and evaluate and either approve or disapprove all transactions or series of transactions in which:

>	the amount involved will, or may be expected to exceed $120,000 in any fiscal year;

>	our company is, or will be a participant; and

>	a related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

The Board, however, has determined that the Governance Committee does not need to review or approve certain transactions even if the amount involved will exceed $120,000, including the following transactions:

>	lending and other financial services transactions or relationships that are in the ordinary course of business and non-preferential, and comply with applicable laws;

>	transactions in which the related person's interest derives solely from his or her services as a director of, and/or his or her ownership of less than ten percent of the equity interest (other than a general partner interest) in, another corporation or organization that is a party to the transaction;

>	transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of our company and all holders of that class of equity securities received the same benefit on a pro rata basis;

>	transactions where the rates or charges involved are determined by competitive bids, or that involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

>	employment and compensation arrangements for any executive officer and compensation arrangements for any director, provided that such arrangements have been approved by the Compensation and Human Resources Committee of the Board.

Under the policy, if advance Governance Committee approval of a transaction is not feasible, then the transaction will be considered for ratification at the next regular meeting of the Committee. When considering whether to approve or ratify a transaction, the Governance Committee will consider facts and circumstances that it deems relevant to its determination, including:

>	the nature and extent of the related person's interest in the transaction;

>	whether the transaction is on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with our Company;

>	the materiality of the transaction to each party;

>	whether our company's Code of Ethics could be implicated, including whether the transaction would create a conflict of interest or appearance of a conflict of interest;

>	whether the transaction is in the best interest of our company; and

U.S. Bancorp 2014 Proxy Statement     27

Certain Relationships and Related Transactions

>	in the case of a non-employee director, whether the transaction would impair his or her independence.

No director is allowed to participate in the deliberations or vote on the approval or ratification of a transaction if that director is a related person with respect to the transaction under review. On an annual basis the Governance Committee assesses all ongoing relationships with related persons to confirm that the transactions are still appropriate.

28      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This section explains how we compensate the executive officers named in the Summary Compensation Table below on page 48, or the "NEOs." All of the NEOs are members of our "managing committee," which is made up of our CEO and his senior leadership team. Compensation for members of the managing committee is determined by the Compensation and Human Resources Committee of the Board of Directors (the "Compensation Committee").

Executive Compensation Highlights

Elements of Compensation (page 34) NEO direct compensation at U.S. Bancorp is made up of the following three elements:

>	NEOs receive an annual salary.

>	NEOs are eligible for an annual cash bonus. The target bonus amount is a percentage of base salary. The actual bonus amount for each year is determined primarily by applying a formula that takes into account differences in EPS from a pre-set target and actual business line pretax operating income from pre-set targets. The Compensation Committee determines the final bonus amount for an NEO after considering individual performance during the year. (page 35)

>	NEOs receive a long-term incentive compensation award. In 2013, 75% of the value of this award was granted in the form of performance-based restricted stock units ("RSUs") and 25% was granted in the form of stock options. The number of RSUs awarded each year is adjusted the following year according to a formula that uses a comparison of our actual return on average common equity ("ROE") to a pre-set target, as well as our ROE performance relative to our peer group companies. (page 37)

The amounts of the annual cash bonuses and the long-term incentive compensation awards are determined based on corporate performance, and make up a significant majority of each NEO's total compensation.

Strong Pay and Performance Correlation
NEO compensation at U.S. Bancorp varies significantly from year to year because it is directly linked to achievement of financial plans and operational targets.

Actual cash bonus and equity compensation received varies from targets primarily as a result of formula calculations. These calculations are based on the difference between actual corporate performance and target corporate performance using several different metrics — EPS, ROE, and business line operating income — that the Compensation Committee believes correspond strongly to the creation of shareholder value. In 2007, 2008 and 2009, below-target performance resulted in below-target award amounts, and in 2010, 2011 and 2012, above-target performance resulted in above-target award amounts. In 2013, the company's performance was superior relative to peers and consistent with our financial plans. The company's performance at approximately target levels resulted in near-target cash bonus award amounts and a slight upward adjustment in the number of RSUs awarded after considering the company's performance compared to our peers. The fluctuation in year-to-year levels of NEO compensation demonstrates the strong correlation between corporate performance and the variable pay received by our executives.

Strong Corporate and Financial Performance
The Compensation Committee believes that the company's compensation structure has been effective at encouraging the achievement of superior financial and operating results relative to our peers in an uncertain economic environment, while maintaining reasonable risk tolerances.

U.S. Bancorp 2014 Proxy Statement     29

Compensation Discussion and Analysis

Our financial performance met expectations during 2013, a year in which the financial services industry continued to face challenges presented by continued economic weakness and increased regulation. Despite this environment, U.S. Bancorp outperformed its peers in most leading financial and operational measures. Our company's superior performance during 2013 included the following achievements:

>	U.S. Bancorp achieved record net income in 2013.

>	U.S. Bancorp has consistently been the top performer in our peer group in the common industry performance measures of return on average assets, return on average common equity, and efficiency ratio, and was again the leader in these measures in 2013.(1)

#1 in Return on Average Assets	#1 in Return on Average Common Equity

#1 in Efficiency Ratio(2)

(1)	Source: SNL and company reports. The peer group companies included in these tables are listed under the heading "2013 U.S. Bancorp Peer Group" on page 40 of this proxy statement.

(2)	Efficiency ratio computed as noninterest expense divided by the sum of net interest income on a taxable-equivalent basis and noninterest income excluding securities gains (losses).

30      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

>	This consistent superior financial performance over time has increased long-term shareholder value for our investors.

10-Year Total Shareholder Return

(1)	Source: FactSet and Bloomberg as of December 31, 2013. Assumes $100 was invested on December 31, 2003, in U.S. Bancorp's common stock and each of the two indices and assumes reinvestment of dividends.

>
We continued to grow market share in many of our business lines, in part because our consistent financial performance has allowed us to continue to invest in our businesses during the economic downturn and persistent slow recovery experienced in the United States and globally since 2008.

>	U.S. Bancorp continued to enjoy debt ratings that are among the highest in our industry, which reflect the ratings agencies' recognition of our strong, consistent financial performance, the quality of our balance sheet, our future earnings capacity and our strong management team.

Results of Our Executive Compensation Program in 2013 The results of our executive compensation program in 2013 reflected U.S. Bancorp's pay for performance philosophy:

>	Annual cash incentive bonuses for 2013 were awarded in amounts consistent with our 2013 business results. Bonuses for the NEOs for 2013 ranged from 90% to 111% of their individual bonus targets, based on the company's near-target financial performance in 2013. These awards were calculated under our formula-based bonus plan and granted by the Compensation Committee after making adjustments related to individual performance.

>	The number of performance-based RSUs awarded in early 2013 to our managing committee members was adjusted upward to 110.4% of target following the 2013 performance period. This adjustment was the direct result of 2013 company ROE meeting the company's target ROE and outperforming peer ROE under the formula included as part of the RSU award terms.

U.S. Bancorp 2014 Proxy Statement     31

Compensation Discussion and Analysis

Sound Compensation Practices Our executive compensation program includes many strong governance features, such as:

	What We Do		What We Don't Do
✓	We pay for performance:	X	We do not allow executives to hedge or pledge their company stock
> Our cash bonus plan uses a formula based on achievement of corporate financial targets
> RSU awards (which make up 75% of the value of equity awards granted) contain a performance adjustment mechanism
✓	We place primary emphasis on long-term equity incentive pay	X	We do not allow repricing of stock options
✓	We discourage excessive risk taking and will adjust incentive compensation for any member of senior management who demonstrates inadequate sensitivity to risk	X	We do not provide tax gross-ups on our limited perquisites
✓	We have a policy of implementing "clawbacks" of executive bonuses if financial statements are incorrect	X	We do not grant stock options with exercise prices below 100% of market value
✓	We have double-trigger vesting of outstanding long-term incentive awards in the event of a change in control	X	We do not pay dividends on unearned performance RSUs
✓	We review tally sheets when making executive compensation decisions	X	We do not include the value of equity awards in pension or severance plan calculations
✓	We retain an independent compensation consultant that provides no services to our company other than consulting with the Compensation Committee

Philosophy and Objectives of Our Executive Compensation Program

Compensation Program Goals
The Compensation Committee has designed the executive compensation program to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and increase shareholder value, while at the same time making the most efficient use of our resources and strongly emphasizing pay for performance.

The Compensation Committee achieves these objectives through a compensation package that:

>	links a significant portion of total compensation to corporate, business line and individual performance, which we believe will create long-term shareholder value;

>	provides total compensation that is market competitive, permitting us to hire and retain high-caliber individuals at all levels of management;

>	emphasizes stock-based compensation, encouraging our executive officers to think and act as long-term shareholders;

>	subjects a significant percentage of executive officer total compensation to multi-year vesting, in order to enhance executive retention and encourage a long-term view of corporate achievement; and

>	encourages an appropriate sensitivity to risk on the part of senior management, which protects long-term shareholder interests.

32      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

Pay for Performance
U.S. Bancorp operates in a highly complex business environment, where it competes with many well-established financial institutions. Our long-term business objective is to maximize shareholder value by increasing net income and earnings per share without exposing the company to undue risk. If we are successful in achieving this objective, the Compensation Committee believes the results will inure to the financial benefit of our shareholders.

Accordingly, our executive compensation program is designed to reward our executives for achieving annual and long-term financial results that further these objectives. As we describe below under "Compensation Components," the cash incentive plan rewards performance relative to corporate and business line financial plans established at the beginning of the fiscal year, and the performance RSUs granted under the stock incentive plan are linked to ROE targets that directly measure the return generated by the company on its shareholders' investment. At the same time, the Compensation Committee carefully weighs the risks inherent in these programs against the goals of the programs and the company's stated risk tolerance. Additional discussion of the risk oversight undertaken by the Compensation Committee can be found below under "Decision Making and Policies — Risk Considerations in Setting Managing Committee Compensation."

In 2010, 2011 and 2012, our corporate performance was strong, significantly exceeding our financial plan and in 2011 and 2012 achieving record net revenue, and the formula-based annual incentive plan resulted in funding for executive bonuses that was above target levels. In 2007, 2008 and 2009, the company did not achieve its financial plans for the year and, as a result, the cash bonuses awarded under the plan were below target levels. In 2013, company performance was superior to peers and consistent with our financial plans, which resulted in near-target award amounts. Likewise, the amounts of performance RSUs included in the annual long-term incentive equity grants have been adjusted upward and downward since 2009 (the first year in which this form of equity compensation was used), according to our ROE performance during the performance period applicable to these awards. This variability in the amount of the bonus pool funding and final equity award amounts is a cornerstone of our pay-for-performance compensation philosophy. However, the unusual economic and regulatory environment for financial institutions since 2008 has often produced larger variances from target performance than would be expected in a more normal environment.

At-Risk Compensation
In order to have the desired incentive effect, the amount of pay that is directly linked to performance is significant. Base salary, broad-based employee benefits and our very limited perquisites are the only elements of compensation whose value does not vary annually based upon company performance. The charts below show the percentage of our NEOs' 2013 total direct compensation that is dependent on our company's financial performance:

CEO PAY MIX	OTHER NEO PAY MIX (average)

Our CEO's base salary represents a smaller percentage of total annual compensation than is the case for the other NEOs, and therefore his proportion of annual cash incentive and long-term equity compensation are correspondingly higher. This greater emphasis on incentive compensation is consistent with our compensation philosophy of providing compensation that involves greater risk and reward potential as an employee takes on greater management responsibility at U.S. Bancorp, and is also consistent with the pay practices of our peer group.

U.S. Bancorp 2014 Proxy Statement     33

Compensation Discussion and Analysis

Compensation Components

Total Compensation The direct compensation of our NEOs consists primarily of the following components:

Annual Compensation Component	Purpose	Considerations
Base Salary	Provide a fixed amount of cash compensation upon which our NEOs can rely	Levels are intended to reward experience and demonstrated skills and competencies relative to the market value of the position

The NEO's salary level relative to peers. Any base salary increases are based on factors such as:
> experience and tenure in a position; > increased scope of responsibilities; and > individual performance
Annual Incentive Compensation (Cash Bonus Award)	Motivate and reward NEOs for achieving or exceeding corporate, business line and individual performance goals, which is key for our pay-for-performance objectives

Aligns NEOs' interests with those of our shareholders by promoting strong annual results through achievement of financial goals set based on strategic plan	Compensation Committee annually sets target percentage of base salary for each NEO's annual cash bonus amount

Target levels are structured to provide cash bonus opportunities ranging from 125% to 150% (225% for the CEO) of the NEO's base salary. At target levels, this results in more than half of the NEO's total cash compensation being dependent upon our financial results
Long-Term Incentive Compensation	Aligns NEOs' interests with long-term shareholder interests by linking part of each NEO's compensation to long-term corporate and stock price performance

 Performance-Based RSUs
Motivate our NEOs to manage the company to achieve additional financial goals that are expected to lead to increased shareholder value; multi-year vesting requirement serves as an additional retention tool

 Stock Options
Support our growth strategy, provide a strong link between NEOs' compensation and our stock price, and serve as a retention tool	Compensation Committee uses long-term compensation to emphasize alignment with the company's performance over a several-year period and minimize the risk of short-term cash bonuses influencing excessive risk-taking behavior

When setting long-term award amounts, Compensation Committee considers corporate performance as well as the individual performance of the NEOs

Compensation Committee uses ROE as the performance measure for RSUs because this measure directly reflects the return generated by the company on its shareholders' investment. ROE encompasses profitability, efficiency, balance sheet management and financial leverage, and requires prudent management of the balance between risk and return on capital investments

Compensation Committee sets the company ROE goals necessary to earn 100% of the RSUs originally awarded at the ROE level included in the company's financial plan at the beginning of the fiscal year. Compensation Committee believes this target to be moderately challenging and to create incentives for superior performance without incentivizing unreasonable risk-taking that could be encouraged by unachievable goals

34      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

Executive Benefits and Perquisites
In addition to the primary components of our executive compensation program, NEOs are also eligible to receive health benefits under the same plans available to our other employees, matching contributions to their U.S. Bank 401(k) Savings Plan accounts on the same basis as our other employees, and retirement benefits that are earned over their career with the company. Perquisites for NEOs are limited, consisting primarily of financial planning expenses, home security, parking and executive physicals, and NEOs are not grossed up for tax liabilities resulting from perquisites.

Change-in-Control Agreements
We maintain change-in-control agreements with all of our NEOs. The terms of these agreements are discussed below under the headings "Executive Compensation — Potential Payments Upon Termination or Change-in-Control — Potential Payments Upon Change-in-Control" and " — Employment Agreement with Pamela Joseph." These change-in-control agreements are designed to reinforce and encourage the continued attention and dedication of our managing committee members to their assigned duties without distraction in the face of the potentially disruptive circumstances arising from the possibility of a change in control.

Annual Cash Incentive Awards
Our annual incentive plan is based on a formula
All management-level employees, including the NEOs and our other managing committee members, have the opportunity to earn annual cash bonus awards under a formula based on achievement of corporate and business line financial plans. The size of the award pool is calculated by evaluating company performance against pre-established, annual plan targets for corporate EPS and for business line pre-tax income.

How the incentive plan formula works
The company's business is comprised of 46 revenue-producing business lines and 11 corporate support business lines, each of which establishes an individual annual financial plan that makes up a portion of the company's overall annual financial plan. Each business line financial plan contains a pre-tax operating income target. Under the annual cash incentive plan applicable to most of our management-level employees, that target and the corporate EPS target are then compared to actual results to determine what formula percentage (from 0% to 200%) of the aggregate target bonuses of those employees in the business line will be available to fund awards.

The formula percentage to be applied to the aggregate target bonuses to determine bonus funding available for each of the 57 business lines under the annual cash incentive plan is calculated as follows:

>	The percentages by which actual corporate EPS differs from the EPS target and actual business line pretax operating income differs from target pretax operating income are each multiplied by a leverage factor of four, which magnifies the positive or negative variation of actual results. For example, if the actual corporate EPS were 5% greater than the EPS target, the formula would multiply 5% by four to arrive at 20%. The 20% would then be added to 100% to get an EPS percentage component ("EPS Bonus Funding Component") of 120%. If the actual business line pretax operating income were 3% below target, the formula would multiply 3% by four to arrive at 12%. The 12% would then be subtracted from 100%, resulting in a business line percentage component ("Business Line Bonus Funding Component") of 88%. Neither the EPS Bonus Funding Component nor the Business Line Bonus Funding Component may be less than 0% or greater than 200%.

>	The formula percentage is then calculated by applying 35% to the EPS Bonus Funding Component and 65% to the Business Line Bonus Funding Component to arrive at a weighted aggregate percentage (the "Bonus Funding Percentage") for a particular business line. For example, a 120% EPS Bonus Funding Component weighted 35% and an 88% Business Line Bonus Funding Component weighted 65% results in a Bonus Funding Percentage of 99.2%.

U.S. Bancorp 2014 Proxy Statement     35

Compensation Discussion and Analysis

>	The aggregate target bonuses of management-level employees in the business line are multiplied by that business line's Bonus Funding Percentage to determine the total amount available to fund bonus awards in that business line.

>	The Bonus Funding Percentage in the case of most corporate support business lines (the "Overall Bonus Funding Percentage") is calculated slightly differently, with 35% based on the EPS Bonus Funding Component and 65% based on the weighted average Business Line Bonus Funding Components of all of the revenue-producing business lines.

For 2013, the EPS value used for purposes of the annual cash incentive plan was $2.99, which reflects a $0.01 downward adjustment to reported EPS as provided under the terms of the cash incentive plan, to reduce by 50% the effect on reported EPS of the variation between the actual and planned amount of credit loss accounting reserve change. The $2.99 level of achievement of EPS was 2.3% less than the 2013 EPS target of $3.06, so the EPS Bonus Funding Component was 91%.

The 2013 Business Line Bonus Funding Components for the company's 46 revenue-producing business lines ranged from 14% to 200%. After incorporating the EPS Bonus Funding Component for each business line, the Bonus Funding Percentages for the company's 46 revenue-producing business lines in 2013 ranged from 41% to 162%. The Overall Bonus Funding Percentage in 2013 was 101%.

The economic instability of prior years has been a primary driver behind fluctuating corporate financial performance in those years, which has resulted in a funding amount for the NEOs that has varied substantially from year to year. Since the targets used in the formula plan are taken from the company's financial plans, the Compensation Committee would expect bonus funding percentages to fluctuate more closely around target levels as the economy stabilizes somewhat in a slow recovery and financial performance becomes more predictable. In 2013, the company's performance was consistent with its financial plans, and the Overall Bonus Funding Percentage was 101%. The Overall Bonus Funding Percentage for the past six years has fluctuated between 32% and 141% of target. During this period of substantial economic uncertainty, the Overall Bonus Funding Percentage has averaged 99% of target.

Why we use these performance measures for the incentive plan
The Compensation Committee believes that the EPS and business line pre-tax operating income targets used in the annual cash incentive plan, which forms the basis for the managing committee members' bonus funding amounts, are appropriate performance measurements for the managing committee members for the following reasons:

>	EPS is an important indicator of profitability that aligns the interests of the executive officers with those of shareholders;

>	EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and use of capital;

>	the business line income targets are the fundamental drivers of the company's revenues and income before taxes;
>
using business line and corporate targets that are part of the company's annual financial plan, which is approved by the company's Board of Directors after discussion of, among other things, the degree of achievability of that financial plan, is designed to create goals that are challenging yet reasonably achievable, which should not only tend to result in bonus funding amounts that are at approximately 100% of target, but also to provide incentives to take appropriate amounts of risk to achieve those goals; and

>	the Compensation Committee values the clear alignment of incentives for executive officers and other management employees resulting from shared performance metrics.

How we determine cash bonus amounts for each NEO
The cash bonus awards for managing committee members for 2013 were determined in January 2014 based on 2013 corporate and business line performance. As a starting point, the target bonus of each managing committee

36      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

member who leads a revenue-producing group, including Pamela A. Joseph, Vice Chairman, Payment Services, and Richard B. Payne, Vice Chairman, Wholesale Banking, is multiplied by a weighted average of the Bonus Funding Percentages of all of the revenue-producing business lines for which he or she has responsibility. For most of the managing committee members who lead a support line of business, including Andrew Cecere, Vice Chairman and Chief Financial Officer, and P.W. (Bill) Parker, Vice Chairman and Chief Risk Officer, the starting point for determining the annual cash bonus is the Overall Bonus Funding Percentage. As the leader of the entire organization, the starting point for determining Mr. Davis's cash bonus award is also the Overall Bonus Funding Percentage.

While the initial calculation of the incentive bonus amounts is determined by formula as described above, the actual bonus amounts awarded by the Compensation Committee may be increased or decreased to reflect individual performance. Beginning with the amount determined as described above, the Compensation Committee then determines the final amount of each executive officer's annual incentive award based on the Compensation Committee's consideration of his or her individual performance and contributions during the year. Cash incentive award amounts are adjusted downward as well as upward based on these performance reviews. The maximum upward adjustment for any NEO during the past three years was 10% above his or her applicable funding percentage. The Committee believes that it is important to retain the ability to recognize outstanding individual performance in awarding annual bonuses, as well as to acknowledge circumstances where individual performance improvements are suggested or where inappropriate risk-taking behaviors have occurred.

Performance criteria for all managing committee members include performance relative to risk management, internal leadership, development and other business goals, community involvement, involvement in special projects and new initiatives, and talent management, as well as factors including credit quality and audit, regulatory and compliance results. Finally, the Compensation Committee reviews the level of our corporate performance relative to our peer group in the principal profitability measures used by the Board in assessing corporate performance, as well as in relative levels of total shareholder return, as a check on the appropriateness of the award levels in the context of these operational performance measures.

The Compensation Committee's determination of the amount of the 2013 cash bonus award for each NEO is described beginning on page 45 under "Compensation Decisions for Named Executive Officers."

Recoupment of Annual Incentives
The Compensation Committee will evaluate the facts and circumstances surrounding a restatement of earnings, if any, and, in its sole discretion, may adjust and recoup cash bonus amounts paid to our CEO, any managing committee members or any other employees as it deems appropriate, if attributable to incorrectly reported earnings.

Long-Term Incentive Awards
In 2013, 75% of the value of each NEO's long-term incentive award was granted in the form of performance-based restricted stock units ("RSUs") and 25% was granted in the form of stock options. RSU award amounts are adjusted according to a formula tied to our one-year ROE performance, as described in detail below. Both RSUs and options vest ratably over four years from the grant date, and RSU awards are settled in shares of our common stock. Cash dividends on unvested RSUs are accrued during the performance period, but accrued dividends are only paid after the end of the performance period on shares actually earned by the executives.

How long-term incentive award amounts are set
Each year in January, the Compensation Committee determines the dollar value of that year's annual long-term incentive awards for members of the managing committee, including all of the NEOs. In setting each year's award amounts, the Compensation Committee considers the competitive market for each executive's position; absolute and relative total compensation amounts; internal equity; individual contributions to the company; and cost to the company. The long-term equity award amounts granted in early 2013 reflected increases for many of the managing committee members, including all of the NEOs, in recognition of those individuals' value to the

U.S. Bancorp 2014 Proxy Statement     37

Compensation Discussion and Analysis

company. These awards were granted under the shareholder-approved U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan (the "2007 Stock Plan").

Why we use the ROE performance measure for the RSU awards
The number of RSUs awarded each year is adjusted the following year according to a formula that uses a comparison of our actual ROE to a pre-set target, as well as our ROE performance relative to our peer group companies. ROE is used as the performance measure because:

>	it directly reflects the return generated by the company on its shareholders' investment;

>	it encompasses profitability, efficiency, balance sheet management and financial leverage, and is among the most widely used indicators of financial performance in our industry;

>	achieving a high ROE requires prudent management of the tradeoffs between risk and return, requiring a decision-making process that establishes an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels; and

>	using ROE as a performance measure aligns the interests of the executives with that of long-term company shareholders, as sustaining a high return on equity is a primary driver of strong earnings growth.

The Compensation Committee believes that using a one-year performance cycle for the performance RSUs provides important clarity for the NEOs and a strong pay and performance link. The one-year performance period creates a sense that strong leadership and effort will directly affect the number of RSUs ultimately received. The Compensation Committee has carefully considered using a longer cycle for its performance-based equity grants, but believes that the uncertainty in the economy and the financial industry, as well as the regulatory environment affecting our business, could have a significant effect on the company's ROE over a longer time horizon that could mute the effects of management performance. The link between performance and pay would be weakened and the incentive effect of the award reduced if members of executive management perceived that the relationship between their performance and their ultimate award value may be largely diluted by factors outside of their control. In addition, these RSUs vest over a four-year period, which encourages executives to improve corporate performance during this period to increase the company's stock price.

How we determine the final award amount of performance RSUs
At the time of each RSU grant, the Compensation Committee establishes a one-year target level for U.S. Bancorp's absolute level of ROE, as well as levels of ROE achievement that would correspond to certain magnitudes of increase or decrease in award amounts. The target level of absolute ROE achievement arises directly from the company's annual financial plan, which is approved by the company's Board of Directors after consideration of, among other things, the degree of achievability of that financial plan, and is therefore designed to be a goal that is challenging yet reasonably achievable, and which should tend to result in performance that is at or near target levels. The Compensation Committee also sets the magnitude of increase or decrease in award amount based on ROE achieved relative to the median of our peers, and uses a matrix reflecting both the absolute and relative ROE parameters to determine the final RSU award amounts by interpolation using the actual ROE level achieved during the year.

The following chart shows the payout matrix set by the Compensation Committee at the time the 2013 awards were made. The matrix that was used to calculate the final number of shares earned under the 2013 awards provided for the final award amounts to range from 0 to 125% of the number of units subject to the award. Our corporate performance essentially met expectations in 2013. Our ROE was 15.8% compared to the target level (on the vertical axis) of 16%. In comparison to its peer group, U.S. Bancorp's ROE ranked first, which was above

38      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

the 75th percentile (on the horizontal axis). The final calculation resulted in the number of RSUs finally awarded being increased to 110.4% of the target number of units originally granted.

2013 ROE PERFORMANCE MATRIX
		Target Award Number Percentage

Company	Company ROE of 19.5% or more	75%	112.5%	125%
ROE
Result	Company ROE Target (16%)	50%	100%	112.5%
(Vertical
Axis)	Company ROE of 12.5% or less (but >0)	25.0%	50%	75%

	Company ROE of 0% or less	0%	0%	0%

		Peer Group ROE Ranking at 25th %ile or below	Peer Group ROE Ranking at Median	Peer Group ROE Ranking at 75th %ile or above

		Peer Group ROE Ranking (Horizontal Axis)

The Compensation Committee believes that the RSU adjustment structure provides an important balance between rewarding the achievement of absolute performance goals and strong relative performance. For example, if our ROE is less than the specified ROE minimum for U.S. Bancorp, the target award number will be reduced, even if our ROE is at or above the 75th percentile in the peer group ROE ranking. In such a case, the executive's final award (i.e. the number of RSUs that are in fact awarded and eligible to vest over the vesting period) will be less than target, even if U.S. Bancorp substantially outperforms every other company in the peer group. Conversely, if our relative ROE is significantly below the median in the peer group ROE ranking, the executive's target award number will be reduced, even if U.S. Bancorp's absolute ROE substantially exceeds the target ROE for U.S. Bancorp. Thus, executives are not rewarded for poor performance simply because peer group members have even worse performance, nor are they rewarded for exceeding expectations (set at the beginning of the performance year) if performance relative to peers is substandard. In addition, by using a sliding scale for each ROE performance measure, the matrix takes into account the amount of variance from the ROE target and peer group ROE results, providing for a performance-based award while mitigating the incentive for excessive risk-taking that may result from an "all-or-nothing" award.

Decision-Making and Policies

Process for Determining Compensation
Executive compensation is determined by the Compensation Committee, which is composed entirely of independent outside directors and is responsible for setting our compensation policy. The Compensation Committee has responsibility for setting each component of compensation for our CEO with the assistance and guidance of Frederic W. Cook & Co., Inc. ("Cook & Co."), its independent professional compensation consultant. The Compensation Committee also sets the total amount and types of compensation paid to members of the Board of Directors. Our CEO and our executive vice president of human resources, also with the help of the independent compensation consultant, develop initial recommendations for all components of compensation for the managing committee members other than the CEO and present their recommendations to the Compensation Committee for review and approval.

In making executive compensation determinations, our Compensation Committee has also considered the results of the non-binding, advisory shareholder votes on our executive compensation program in each year since 2009. Our shareholders approved our executive compensation program in each of those years, most recently approving it by 94.3% in 2013. The Compensation Committee also considered feedback from some of our largest investors,

U.S. Bancorp 2014 Proxy Statement     39

Compensation Discussion and Analysis

who expressed no significant concerns about our executive compensation policies and practices. The Compensation Committee was mindful of our shareholders' endorsement of the Compensation Committee's decisions and policies to date and decided to retain our general approach to executive compensation during 2013, with an emphasis on short and long-term incentive compensation that rewards our most senior executives when they deliver value for our shareholders. The Compensation Committee will continue to consider the results from this year's and future advisory shareholder votes regarding our executive compensation program.

Peer Group Analysis
Using peer information as a point of reference, the Compensation Committee focuses on corporate, business line and individual performance in determining each component of compensation. In order to recruit and retain high-performing executives, our compensation program must be competitive with the compensation opportunities provided by companies with which we compete for executive talent.

In performing market checks on the level of compensation of our CEO and the other managing committee members, the Compensation Committee uses the same financial services peer group for comparative compensation data that management uses for annual financial performance comparisons.

For 2013, this peer group was the same group as has been used since 2009, and was composed of the following companies, ranked in order of asset size as of December 31, 2013, and showing U.S. Bancorp's relative positioning within the group:

2013 U.S. Bancorp Peer Group
JPMorgan Chase & Co.	BB&T Corporation
Bank of America Corporation	SunTrust Banks, Inc.
Wells Fargo & Company	Fifth Third Bancorp
U.S. Bancorp	Regions Financial Corporation
The PNC Financial Services Group, Inc.	KeyCorp

This group was chosen by management for financial comparison purposes because these financial institutions, along with U.S. Bancorp, represent the ten largest financial services companies based in the United States that provide retail and commercial banking services, other than Citigroup, which has a significantly different business mix and geographic footprint from our company, including a large international component. These companies are used for financial comparisons because, of the U.S. financial institutions, their significant lines of business are most similar to U.S. Bancorp's, with an emphasis on retail and commercial banking, and they are the companies with whom we compete for customer market share. Other companies that provide financial or similar services and are within the asset size range represented by our peer group have significantly different businesses and business strategies from ours. Some of our peer companies are significantly larger than we are, and some are significantly smaller. Within this broad range, U.S. Bancorp is at the 67th percentile rank in asset size of this peer group. All of these peer companies are included in the KBW Bank Index, which we believe is the most appropriate stock market index to use for financial comparison purposes, and which is used in the Stock Performance Chart presented on page 146 of our 2013 Annual Report.

The Compensation Committee believes that it is appropriate to monitor relative compensation amounts with respect to the same peer group that is used by management and the Board for financial performance comparisons, and that this group represents our primary industry competitors for executive talent.

Compensation Market Checks
In January of each year, at the time that compensation decisions are made with respect to amounts of annual incentive awards and long-term incentive awards, the Compensation Committee reviews the past year's company performance relative to the peer group in the profitability measures primarily used by the Board in assessing corporate performance, as well as in relative levels of total shareholder return ("TSR"), stock price performance and company valuation. This review serves as a check on the appropriateness of the equity award levels that have

40      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

been set by the Compensation Committee, as well as the appropriateness of the cash bonus funding levels that result from the application of the formula contained in the annual cash incentive plan.

In January 2014, when the Compensation Committee reviewed 2013 corporate performance in accordance with this process, the committee discussed the company's one-, three- and five-year TSR in addition to ten-year stock performance and other performance measures. After also considering absolute and relative profitability measures as well as company valuation, the Compensation Committee concluded that the compensation decisions that were made in accordance with our compensation program were appropriate when viewed in the context of overall performance.

Later in the year, after complete compensation information is known for our peer group for the preceding fiscal year, the Compensation Committee conducts a more specific comparison of relative total compensation levels for the NEOs against various relative one-, three- and five-year performance measures.

These market checks are used to assess the alignment of relative compensation levels within the peer group with relative performance levels within the group, to ensure that relative levels of pay are competitive with those of the companies with whom the company competes for executive talent, while remaining reasonable and appropriate. The Committee believes that the relative compensation of our NEOs within our peer group is appropriate, given that U.S. Bancorp is at the 67th percentile rank of that group in asset size and has consistently led its peers in the common industry measures of return on assets, return on equity and efficiency ratio over the years.

Tally Sheets
Each year, after that year's compensation determinations have been made, a tally sheet summarizing the following information for each of the managing committee members, including each of the NEOs, is reviewed by the Compensation Committee and the Board:

>	total direct compensation;

>	current value of outstanding vested and unvested equity awards based on year-end fair market values;

>	deferred compensation balances;

>	present value of accumulated pension benefits;

>	value of perquisites; and

>	value of termination benefits.

Compensation Committee Consultant The Compensation Committee retains Cook & Co. to:

>	provide advice regarding compensation program design, competitive practices, market trends and peer group composition;

>	make recommendations to the Compensation Committee in setting the pay of our CEO;

>	provide the same advisory services to the Compensation Committee and our CEO and executive vice president of human resources regarding the compensation of the other managing committee members; and

>	advise the Compensation Committee on director compensation.

Cook & Co. does not provide any other services to our company.

U.S. Bancorp 2014 Proxy Statement     41

Compensation Discussion and Analysis

The Compensation Committee reviews Cook & Co.'s independence annually. In conducting this review in 2013, the Compensation Committee considered:

>	the absence of any other services Cook & Co. provides to the company;

>	the amount of fees received by Cook & Co. from the company as a percentage of Cook & Co.'s revenue;

>	Cook & Co.'s compliance with its conflict of interest policies with respect to its engagement;

>	the absence of any business or personal relationships between Cook & Co., or the individual advisors employed by Cook & Co. working on U.S. Bancorp matters, and any Compensation Committee member;

>	the absence of any business or personal relationships between U.S. Bancorp's executive officers and Cook & Co. or the individual advisors employed by Cook & Co. and working on U.S. Bancorp matters; and

>	the lack of ownership of any U.S. Bancorp stock by Cook & Co. and the individual advisors employed by Cook & Co. and working on U.S. Bancorp matters.

Based on its review, the Compensation Committee has concluded that Cook & Co is independent of the company and Cook & Co.'s work for the Compensation Committee does not raise any conflicts of interest.

Risk Considerations in Setting Managing Committee Compensation
The Compensation Committee recognizes that the structure of our compensation program for managing committee members, to the extent that it rewards achievement of annual financial performance goals and consists partly of awards tied to the company's stock value, could lead to behaviors that focus executives on short-term performance rather than on our company's long-term welfare. If these behaviors were to occur, they could weaken the link between pay and performance, and diminish the correlation between executive compensation and the return realized by our shareholders.

Taking carefully considered risks is an integral part of any business strategy, and our compensation program is not intended to encourage management decisions that eliminate risk. Rather, the combination of various elements in our program is designed to encourage appropriate sensitivity to risk and mitigate the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and negatively affect shareholder value. Together with the company's processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to discourage management actions that demonstrate insensitivity to risk.

The Compensation Committee has had a formal process for overseeing these risks since 2008, when the committee undertook a formal and extensive review of our executive compensation program to assess whether any aspect of the program would encourage any of our senior executive officers to take any unnecessary or inappropriate risks that could threaten our company's value.

As a large financial services company, we have been subject to a continuing review of incentive compensation policies and practices undertaken by the Federal Reserve Board since 2009. In the process of participating in that review, we have undertaken a thorough analysis of every incentive compensation plan in the company, the individuals covered by each plan and the risks inherent in each plan's design and implementation. The Incentive Review Committee described on page 23 of this proxy statement was created to oversee that review and to provide more comprehensive oversight of the relationship between the various kinds of risk we manage and our company's incentive compensation plans and programs. The Incentive Review Committee meets at least monthly and is responsible for the ultimate review and recommendation of all company incentive plans. This committee reviews plan elements such as plan participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation that the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (e.g. how target pay levels compare to similar plans for similar employee groups at other companies, and how payout amounts relate to the results which generate the payments), how well the plans and programs are aligned with U.S. Bancorp's goals and objectives,

42      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

and from an overall standpoint, whether these plans and programs represent an appropriate mix of short-term and long-term compensation.

As part of this review by our Incentive Review Committee, our management team, including senior risk officers and individuals from the compensation department, have identified the risks inherent in these programs and have modified plans and procedures where appropriate to mitigate certain potential risks. For example, most business line incentive compensation plans with a credit component track early defaults, or defaults that occur within the first 12 months, and must include a provision that allows the company to offset future payments by the amount of the previously paid incentives related to the early default. In addition, a "risk scorecard" analysis measuring adequacy of risk management is included in the annual performance reviews of all senior management-level employees, including the NEOs, and serves as the basis for annual cash incentive compensation plan adjustments for those employees. The use of "risk scorecards" was expanded during 2012 to include all employees who have credit responsibility and participate in annual corporate cash incentive plans. In 2013, the company also began to use "risk scorecards" for all employees who have been identified by the company as persons able, individually or as part of a group, to engage in risk-taking behavior that could be material to the company and who participate in corporate incentive plans. The Incentive Review Committee has reviewed its process with the Compensation Committee and discussed the areas where compensation-related risks were being addressed by plan modifications, or were mitigated by internal controls or otherwise.

The Compensation Committee also conducts an annual risk assessment of the compensation packages and components for the managing committee members. The Compensation Committee assesses the incentives for risk-taking contained in the compensation program and balances them with the other goals of the compensation program. The Compensation Committee meets at that time with our CFO, chief credit officer, chief risk officer, general counsel, chief operational risk officer and executive vice president of human resources for a specific discussion of the material risks our company faces, in order to assess those risks and the overall risk tolerance of the company approved by the Board of Directors in relation to the levels of risk inherent in the compensation plans and programs and the performance targets set each year.

In evaluating the incentives for risk-taking in compensation plans and policies for managing committee members, the Compensation Committee considered the following risk-mitigating aspects of those plans and policies:

Overall Compensation Program Risk Mitigation Factors

>	Long-term incentive focus. The majority of the total compensation received by managing committee members is in the form of equity awards with long-term vesting schedules, which helps to ensure that executives have significant value tied to long-term stock price performance and mitigates incentives to manage the company with an excessive focus on short-term gain.

Annual Incentive Risk Mitigation Factors

>	Broad corporate focus. The starting point for setting the annual cash incentive award amounts for the NEOs is overall corporate (rather than business line) performance. This structure encourages the overall achievement of annual goals important to our success, while mitigating the incentives to take excessive risks in order to achieve those goals that may exist where incentive amounts are more closely linked to performance of a business line managed by the individual.

>	Specific risk performance analysis. A "risk scorecard analysis" is performed for all senior management-level employees, including managing committee members, and is reviewed by our Incentive Risk Committee. The results of this analysis may result in decreases in annual incentive compensation amounts in cases of inadequate risk management.

>	Clawback policy. The company's incentive compensation "clawback" policy discourages risk-taking that would lead to improper financial reporting.

U.S. Bancorp 2014 Proxy Statement     43

Compensation Discussion and Analysis

Long-Term Incentive Risk Mitigation Factors

>	Specific equity cancellation provisions. Beginning in 2012, the equity award agreements for managing committee members have contained a provision that cancels the vesting of equity awards if it is determined that the executive exhibited an inadequate sensitivity to risk that caused a material adverse impact on the company or the executive's line of business.

>	Choice of performance measure. The performance RSUs use ROE as the measure of corporate performance for determining the final number of units subject to the award. Achieving a high ROE requires a management decision-making process that establishes an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels.

>	Adjustment cap on RSU amounts. The amount by which the performance RSU awards may be adjusted under the performance formula is capped, which limits the potential incentive to take excessive risk in order to receive a greater number of RSUs.

>	Stock ownership requirements. Executives are required to hold significant amounts of company stock through ownership guidelines, which is supported by a policy prohibiting hedging and pledging of company stock, and which supports the alignment of executives' interests with long-term shareholder interests.

>	Policy prohibiting hedging of shares. Executives are prohibited from actions designed to hedge or offset any decrease in the market value of our common stock.

Stock Ownership
The Compensation Committee believes that significant ownership of our common stock by our managing committee members directly aligns their interests with those of our other shareholders and also helps balance the incentives for risk-taking inherent in equity-based awards. We have had a requirement for many years that our senior executives hold significant amounts of company stock. The current ownership requirements are:

Officer	Requirement
CEO	6 × base salary
Other managing committee members	3 × base salary

Unvested equity awards are not included in determining whether a management committee member satisfies these guidelines.

Deductibility of Performance-Based Compensation
Cash incentive awards for the NEOs are determined using the formula contained in the annual cash incentive plan and granted under our 2006 Executive Incentive Plan (the "EIP"). The EIP is designed to allow the company to issue awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue code, as amended (the "Code"). Accordingly, the annual incentive plan sets the maximum award level that can be given to any NEO under the plan for any year at 0.2% of the company's net income for the year. The Compensation Committee then uses negative discretion to reduce the amount of an executive's cash bonus award to an amount that is determined based on the process described above. This maximum award amount was established principally to position the EIP to comply with regulations under Section 162(m) of the Internal Revenue code, as amended (the "Code"), and is not indicative of the expected level of actual awards.

44      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

We review all compensation programs and payments to determine the tax impact on the company as well as on the executive officers. In addition, we review the impact of our programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, the Compensation Committee may award compensation that may not be deductible under Section 162(m) of the Code.

Compensation Decisions for Named Executive Officers

The 2013 compensation for each NEO is discussed below. None of the NEOs received a base salary increase in 2013.

Richard K. Davis
Mr. Davis serves as our Chairman, President and CEO.

Mr. Davis's annual cash incentive bonus was determined by the Compensation Committee, beginning with the company's Overall Bonus Funding Percentage of 101% of target as described above, and increased to 105% of target in consideration of the assessment of his strong individual performance, moderated in recognition of his ultimate responsibility for oversight of ongoing progress against higher compliance expectations.

In assessing Mr. Davis's individual performance during 2013, the Compensation Committee performed an evaluation that identified and examined a broad range of corporate and individual performance factors, including:

>	strong, ethical company leadership;

>	the achievement of consistent, industry-leading performance among the company's peers;

>	industry leadership in responding to legislative and regulatory developments;

>	skilled talent management;

>	leadership in institutionalizing a culture of strong risk management across the enterprise;

>	consistent and disciplined progress toward strategic goals; and

>	effective representation of the company with external constituents such as investors, regulators, customers, analysts, rating agencies and the media.

The Compensation Committee believed that the amount of Mr. Davis's long-term equity award, granted in early 2013, should be increased by 16.7% over the amount of his prior year's award in recognition of his important value to the company, including his outstanding leadership at the company and in the financial services industry and the community; his tenure in his position; and the relative performance of the company under his leadership compared to peer group companies.

Andrew Cecere
Mr. Cecere serves as our Vice Chairman and CFO.

Mr. Cecere's annual cash incentive bonus was determined by the Compensation Committee as described above, beginning with the Overall Bonus Funding Percentage of 101% of target and increased to 111% of target based on his strong individual performance and the recognition of his professional excellence throughout the organization and the industry.

U.S. Bancorp 2014 Proxy Statement     45

Compensation Discussion and Analysis

The Compensation Committee reviewed the CEO's evaluation of Mr. Cecere's performance, which included:

>	the achievement of consistent, industry-leading financial performance among the company's peers;

>	increased managerial responsibility during the year;

>	consistently strong forecasting results;

>	strong balance sheet management;

>	effective representation of the company with investors, regulators, analysts and rating agencies;

>	strong support of investment, strategic and regulatory initiatives, including outstanding management of Federal Reserve stress testing processes and results; and

>	analysis and implementation of responses to changing regulatory capital frameworks, directly resulting in early achievement of anticipated new capital requirements.

The Compensation Committee believed that the amount of Mr. Cecere's long-term equity award, granted in early 2013, should be increased by 10% over the amount of his prior year's award in order to recognize his tenure and experience as one of the longest-serving CFOs in our peer group and the significant value he brings to the company.

Pamela A. Joseph
Ms. Joseph serves as a Vice Chairman of U.S. Bancorp with responsibility for our payment services business and as Chairman and Chief Executive Officer of Elavon, Inc., a subsidiary of U.S. Bancorp.

Ms. Joseph's annual cash incentive bonus was determined by the Compensation Committee as described above, beginning with 97% of target (which represented the weighted average of the Bonus Funding Percentages of all of the revenue-producing business lines under her area of responsibility), and decreased to 90% based on her oversight of ongoing progress against higher compliance expectations. The Compensation Committee also considered the CEO's evaluation of Ms. Joseph's performance, which included:

>	her strong leadership in product and process innovation in the rapidly changing payment services environment;

>	industry recognition as a leader in payments systems; and

>	the importance of the company's payment services operations as a growing global business critical to the company's financial results.

The Compensation Committee believed that the amount of Ms. Joseph's long-term equity award, granted in early 2013, should be increased by 10% over the amount of her prior year's award in order to recognize and retain her unique value and experience as a recognized leader in the payments industry.

Richard B. Payne, Jr.
Mr. Payne serves as a Vice Chairman and has responsibility for our wholesale banking operations.

Mr. Payne's annual cash incentive bonus was determined by the Compensation Committee as described above, beginning with 98% of target (which represented the weighted average of the Bonus Funding Percentages of all of the revenue-producing business lines under his area of responsibility), and decreased to 93% based on performance criteria determined by the CEO. Other aspects of Mr. Payne's performance considered by the Compensation Committee included:

46      U.S. Bancorp 2014 Proxy Statement

Compensation Discussion and Analysis

>	strong leadership of key teams critical to the success of the company's wholesale banking operations;

>	successful growth of our national corporate banking business, including the addition of enhanced capital markets capabilities; and

>	industry-leading growth of the company's commercial and industrial loan portfolio during a slow economic recovery.

The Compensation Committee believed that the amount of Mr. Payne's long-term equity award, granted in early 2013, should be increased by 10% over the amount of his prior year's award in order to recognize the value to the company of his development of key customer relationships, his leadership in increasing our company's reputation as one of the leading lenders in the nation, and his success in completing a multi-year initiative to transform our corporate bank into a more effective competitor.

P.W. (Bill) Parker
During most of 2013, Mr. Parker served as Executive Vice President and Chief Credit Officer. He was promoted to Vice Chairman and Chief Risk Officer in December 2013.

Mr. Parker's annual cash incentive bonus was determined by the Compensation Committee as described above, beginning with the Overall Bonus Funding Percentage of 101% and decreased to 94% based on his oversight of ongoing progress against higher compliance expectations. The Compensation Committee also considered the CEO's evaluation of Mr. Parker's performance, which included:

>	strong credit management during a slow economic recovery and in a low interest rate environment;

>	effective leadership in the Federal Reserve stress testing process and excellent relationships with the company's regulators; and

>	highly effective oversight of prudent credit risk management while supporting strong loan growth.

The Compensation Committee believed that the amount of Mr. Parker's long-term equity award, granted in early 2013, should be increased by 10% over the amount of his prior year's award in order to recognize his role in promoting the company's reputation for credit quality, his effective support of the company's lending businesses' focus on client advocacy, and the impact of his efforts on the company's industry leading debt ratings.

COMPENSATION COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2013 Annual Report on Form 10-K.

Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp
David B. O'Maley, Chair Victoria Buyniski Gluckman Arthur D. Collins, Jr.	Olivia F. Kirtley Jerry W. Levin

U.S. Bancorp 2014 Proxy Statement     47

Executive Compensation

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the cash and non-cash compensation awarded to or earned by the individuals who served as our CEO or CFO and each of our three other most highly compensated executive officers (the "NEOs") for 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Richard K. Davis	2013	1,100,000	5,250,000	1,750,000	2,600,000	70,355	23,308	10,793,663
Chairman, President and	2012	1,100,042	3,000,000	3,000,000	3,044,350	8,051,875	17,572	18,213,839
Chief Executive Officer	2011	975,037	2,750,000	2,750,000	3,200,000	3,930,307	14,114	13,619,458
Andrew Cecere	2013	675,000	3,093,750	1,031,250	1,121,850	—	32,219	5,954,069
Vice Chairman and	2012	675,026	1,875,000	1,875,000	1,309,163	1,885,417	30,185	7,649,791
Chief Financial Officer	2011	625,024	1,750,000	1,750,000	1,360,000	954,753	32,163	6,471,940
Pamela A. Joseph	2013	675,000	1,650,000	550,000	756,000	429,879	16,461	4,077,340
Vice Chairman,	2012	675,026	1,000,000	1,000,000	984,656	3,022,698	16,619	6,698,999
Payment Services	2011	603,773	1,000,000	1,000,000	1,094,000	1,536,113	12,975	5,246,861
Richard B. Payne, Jr.	2013	500,000	1,815,000	605,000	578,750	250,156	30,580	3,779,486
Vice Chairman,	2012	500,019	1,100,000	1,100,000	683,750	403,888	29,720	3,817,377
Wholesale Banking	2011	500,019	1,000,000	1,000,000	937,500	354,213	29,200	3,820,932
P.W. (Bill) Parker(6)	2013	475,000	1,072,500	357,500	534,660	149,427	19,706	2,608,793
Vice Chairman and
Chief Risk Officer
(1)
Stock Awards

The amounts in this column are calculated based on the number of restricted shares or units awarded and the fair market value of U.S. Bancorp common stock on the date the award was made in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.

The 2013 values in this table reflect the fair market value of each officer's target payout for the 2013 performance-based restricted stock units on the grant date. Each of these officers had the number of units subject to these awards increased to 110.4% of their respective target amounts based on our actual 2013 performance compared to the targets set in the award agreements. The fair market value of the maximum potential payout amounts for these awards on the grant date were as follows: (i) Mr. Davis, $6,562,500; (ii) Mr. Cecere, $3,867,188; (iii) Ms. Joseph, $2,062,500; (iv) Mr. Payne, $2,268,750; and (v) Mr. Parker, $1,340,625.

The 2012 values in this table reflect the fair market value of each officer's target payout for the 2012 performance-based restricted stock units on the grant date. Each of these officers had the number of units subject to these awards increased to 129.4% of their respective target amounts based on our actual 2012 performance compared to the targets set in the award agreements. The fair market value of the maximum potential payout amounts for these awards on the grant date were as follows: (i) Mr. Davis, $4,500,000; (ii) Mr. Cecere, $2,812,500; (iii) Ms. Joseph, $1,500,000; and (iv) Mr. Payne, $1,650,000.

The 2011 values in this table reflect the fair market value of each officer's target payout for the 2011 performance-based restricted stock units on the grant date. Each of these officers had the number of units subject to these awards increased to 140.6% of their respective target amounts based on our actual 2011 performance compared to the targets set in the award agreements. The fair market value of the maximum potential payout amounts for these awards on the grant date were as follows: (i) Mr. Davis, $4,125,000; (ii) Mr. Cecere, $2,625,000; (iii) Ms. Joseph, $1,500,000; and (iv) Mr. Payne, $1,500,000.

(2)
Option Awards

The amounts in this column are based on the fair value of the stock option awards as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Notes 17, 17 and 18 to our consolidated financial statements in our 2013, 2012 and 2011 Annual Reports on Form 10-K, respectively.

48      U.S. Bancorp 2014 Proxy Statement

Executive Compensation

(3)
Non-Equity Incentive Plan Compensation

The amounts in this column relate to awards granted under our EIP. The EIP and these awards are discussed above in the "Compensation Discussion and Analysis" section of this proxy statement.
(4)
Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the U.S. Bank Pension Plan and the U.S. Bancorp Non-Qualified Retirement Plan. When compared to previous years, the 2013 values in this column are smaller due to significantly higher discount rates. Generally, the effect of the higher discount rate was offset by an increase in pay, an increase in the age of officers and the officers' years of service, and updated plan mortality factors. No amount is included in this column for Mr. Cecere for 2013 because the actuarial net present value of his future retirement benefits decreased by $456,889.

The net present values of the pension benefits as of December 31, 2013, 2012 and 2011, used to calculate the net change in pension benefits were determined using the same assumptions used to determine our pension obligations and expense for financial statement purposes. See Note 16 to our consolidated financial statements included in our 2013 Annual Report on Form 10-K for these specific assumptions. Additional information about our Pension Plan and Non-Qualified Retirement Plan is included below under the heading "Pension Benefits." We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

(5)
All Other Compensation

The following table describes each component of the All Other Compensation column for 2013:

Name	Parking Reimbursement ($)	Matching Contribution into 401(k) Savings Plan ($)	Reimbursement of Financial Planning Expenses ($)	Executive Physical ($)	Home Security System Expenses ($)	Other ($)		Total ($)
Mr. Davis	3,180	10,200	—	7,713	2,215	—		23,308
Mr. Cecere	3,180	10,200	17,200	—	639	1,000	(a)	32,219
Ms. Joseph	—	10,200	—	6,261	—	—		16,461
Mr. Payne	3,180	10,200	17,200	—	—	—		30,580
Mr. Parker	3,180	10,200	2,610	3,716	—	—		19,706
(a)
Matching contributions under our charitable matching gifts program which matches charitable gifts for all of our employees and directors.

  Our company occasionally allows its executives the personal use of tickets for sporting and special events previously acquired by our company for the purpose of business entertainment. There is no incremental cost to our company for the use.

(6)
Mr. Parker was not an NEO in 2012 or 2011. Accordingly, the table above reflects only his compensation for 2013.

Grants of Plan-Based Awards

The following table summarizes the equity and non-equity plan-based awards granted in 2013 to the executive officers named in the Summary Compensation Table. The first line of information for each executive contains information about the 2013 cash awards (paid in February 2014) that each executive was eligible to receive under our EIP, and the remaining information relates to performance-based restricted stock units and stock options granted in 2013 under our 2007 Stock Plan.

U.S. Bancorp 2014 Proxy Statement     49

Executive Compensation

Grants of Plan-Based Awards for Fiscal 2013

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)					All Other Option Awards: Number of Securities Underlying Options (#)
			Date of Compensation Committee Meeting at Which Grant Was Approved			Estimated Future Payouts Under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)(3)
										Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date			Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Richard K. Davis	—		—	2,475,000	11,672,000	—	—	—	—	—	—
	2/14/13	(4)	1/14/13	—	—	0	154,457	193,069	—	—	5,250,000
	2/14/13	(5)	1/14/13	—	—	—	—	—	144,152	33.99	1,750,000
Andrew Cecere	—		—	1,012,500	11,672,000	—	—	—	—	—	—
	2/14/13	(4)	1/14/13	—	—	0	91,019	113,771	—	—	3,093,750
	2/14/13	(5)	1/14/13	—	—	—	—	—	84,948	33.99	1,031,250
Pamela A. Joseph	—		—	843,750	11,672,000	—	—	—	—	—	—
	2/14/13	(4)	1/14/13	—	—	0	48,543	60,678	—	—	1,650,000
	2/14/13	(5)	1/14/13	—	—	—	—	—	45,307	33.99	550,000
Richard B. Payne, Jr.	—		—	625,000	11,672,000	—	—	—	—	—	—
	2/14/13	(4)	1/14/13	—	—	0	53,398	66,746	—	—	1,815,000
	2/14/13	(5)	1/14/13	—	—	—	—	—	49,835	33.99	605,000
P.W. (Bill) Parker	—		—	570,000	11,672,000	—	—	—	—	—	—
	2/14/13	(4)	1/14/13	—	—	0	31,553	39,441	—	—	1,072,500
	2/14/13	(5)	1/14/13	—	—	—	—	—	29,449	33.99	357,500
(1)
Estimated Future Payouts Under Non-Equity Incentive Plan Awards

These columns show the potential payments for each of these executive officers under our EIP in 2014, for 2013 performance. The actual bonus incentive amounts paid based on our performance are reported above in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding our cash bonus incentives is included above in "Compensation Discussion and Analysis — Compensation Components — Annual Cash Incentive Awards."
(2)
Maximum Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Our EIP provides the opportunity for each participant in the plan to earn a bonus incentive amount equal to or less than 0.2% of our net income for the performance year. Our net income for the 2013 fiscal year was $5.836 billion, and 0.2% of net income was $11.672 million.
(3)
Grant Date Fair Value of Stock and Option Awards

The fair value of the performance-based restricted stock units was calculated using the target number of units multiplied by the closing market price of a share of our common stock on the grant date. The Black-Scholes option pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to develop the grant date valuations for the options granted on February 14, 2013, were: risk-free rate of return of 0.99%; dividend rate of 2.6%; volatility rate of 49.32%; quarterly reinvestment of dividends; and an average term of 5.5 years. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.
(4)
These performance-based restricted stock unit awards vest at 25% per year, with vesting dates of February 14, 2014, 2015, 2016 and 2017. The target number of award units is adjusted upward or downward using a sliding scale based on (i) our 2013 ROE result versus a predetermined target and (ii) our 2013 ROE ranking within our peer group. The performance-based restricted stock unit awards accrue an amount equal to the dividends paid on our shares of common stock, which is paid at the end of the performance period on the number of shares actually earned after the performance adjustment. Based on our actual 2013 performance compared to the targets set in the award agreements for each officer's 2013 performance-based restricted stock units, each of these officers had the number of units subject to these awards increased to 110.4% of their respective target amounts. Additional information regarding these performance-based restricted stock unit awards is included above in "Compensation Discussion and Analysis — Compensation Components — Long-Term Incentive Awards" and the actual number of units received by each officer after this adjustment is included in the "Outstanding Equity Awards at 2013 Fiscal Year-End" table below.
(5)
These stock options were granted on February 14, 2013, and vest at 25% per year, with vesting dates of February 14, 2014, 2015, 2016 and 2017.

50      U.S. Bancorp 2014 Proxy Statement

Executive Compensation

Outstanding Equity Awards

The following table shows the unexercised stock options and the unvested restricted stock and restricted stock units held at the end of fiscal year 2013 by the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards At 2013 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard K. Davis	—	144,152	(2)	33.99	2/14/2023	—		—
	73,674	221,022	(3)	28.63	2/15/2022	—		—
	130,086	130,086	(4)	28.70	2/16/2021	—		—
	225,091	75,031	(5)	23.86	2/16/2020	—		—
	305,625	—		25.35	10/22/2019	—		—
	1,457,726	—		31.04	1/16/2018	—		—
	919,118	—		35.76	1/17/2017	—		—
	548,297	—		30.00	1/17/2016	—		—
	519,010	—		30.40	1/18/2015	—		—
	—	—		—	—	170,517	(6)	6,888,887
	—	—		—	—	101,692	(7)	4,108,357
	—	—		—	—	67,359	(8)	2,721,304
	—	—		—	—	146,689	(9)	5,926,236
	—	—		—	—	37,170	(10)	1,501,668
Andrew Cecere	—	84,948	(2)	33.99	2/14/2023	—		—
	46,046	138,141	(3)	28.63	2/15/2022	—		—
	82,782	82,782	(4)	28.70	2/16/2021	—		—
	—	45,019	(5)	23.86	2/16/2020	—		—
	183,374	—		25.35	10/22/2019	—		—
	874,636	—		31.04	1/16/2018	—		—
	321,691	—		35.76	1/17/2017	—		—
	250,650	—		30.00	1/17/2016	—		—
	237,262	—		30.40	1/18/2015	—		—
	—	—		—	—	100,483	(6)	4,059,513
	—	—		—	—	63,557	(7)	2,567,703
	—	—		—	—	42,866	(8)	1,731,786
	—	—		—	—	83,822	(9)	3,386,409
	—	—		—	—	22,302	(10)	901,001
Pamela A. Joseph	—	45,307	(2)	33.99	2/14/2023	—		—
	24,558	73,675	(3)	28.63	2/15/2022	—		—
	47,303	47,304	(4)	28.70	2/16/2021	—		—
	25,510	25,511	(5)	23.86	2/16/2020	—		—
	134,160	—		13.10	3/2/2019	—		—
	583,090	—		31.04	1/16/2018	—		—
	275,735	—		35.76	1/17/2017	—		—
	219,319	—		30.00	1/17/2016	—		—
	132,604	—		30.40	1/18/2015	—		—
	—	—		—	—	53,591	(6)	2,165,076
	—	—		—	—	33,897	(7)	1,369,439
	—	—		—	—	24,494	(8)	989,558
	—	—		—	—	39,187	(9)	1,583,155
	—	—		—	—	12,637	(10)	510,535

U.S. Bancorp 2014 Proxy Statement     51

Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard B. Payne, Jr.	—	49,835	(2)	33.99	2/14/2023	—		—
	27,014	81,042	(3)	28.63	2/15/2022	—		—
	47,303	47,304	(4)	28.70	2/16/2021	—		—
	72,030	24,011	(5)	23.86	2/16/2020	—		—
	120,386	—		13.10	3/2/2019	—		—
	510,204	—		31.04	1/16/2018	—		—
	294,118	—		35.76	1/17/2017	—		—
	118,194	—		31.81	7/24/2016	—		—
	—	—		—	—	58,950	(6)	2,381.580
	—	—		—	—	37,286	(7)	1,506,354
	—	—		—	—	24,494	(8)	989,558
	—	—		—	—	16,764	(9)	677,266
	—	—		—	—	11,894	(10)	480,518
P.W. (Bill) Parker	—	29,449	(2)	33.99	2/14/2023	—		—
	15,963	47,889	(3)	28.63	2/15/2022	—		—
	29,564	29,565	(4)	28.70	2/16/2021	—		—
	45,018	15,007	(5)	23.86	2/16/2020	—		—
	34,436	—		13.10	3/2/2019	—		—
	233,236	—		31.04	1/16/2018	—		—
	58,273	—		32.60	10/17/2017	—		—
	25,187	—		36.25	2/13/2017	—		—
	—	—		—	—	34,833	(6)	1,407,253
	—	—		—	—	22,032	(7)	890,093
	—	—		—	—	15,309	(8)	618,484
	—	—		—	—	20,956	(9)	846,622
	—	—		—	—	7,434	(10)	300,334
(1)
The amounts in this column are calculated using a per share value of $40.40, the closing market price of a share of our common stock on December 31, 2013, the last business day of the year.
(2)
These non-qualified stock options vest at the rate of 25% per year, with vesting dates of February 14, 2014, 2015, 2016 and 2017.
(3)
These non-qualified stock options vest at the rate of 25% per year; 25% vested on February 15, 2013, with remaining vesting to occur on February 15, 2014, 2015 and 2016.
(4)
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 16, 2012 and 2013, with remaining vesting to occur on February 16, 2014 and 2015.
(5)
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 16, 2011, 2012 and 2013, with remaining vesting to occur on February 16, 2014.
(6)
These performance-based restricted stock units, the number of which was determined based on our actual 2013 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year, with vesting dates of February 14, 2014, 2015, 2016 and 2017.
(7)
These performance-based restricted stock units, the number of which was determined based on our actual 2012 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on February 15, 2013, with remaining vesting to occur on February 15, 2014, 2015 and 2016.
(8)
These performance-based restricted stock units, the number of which was determined based on our actual 2011 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 16, 2012 and 2013, with remaining vesting to occur on February 16, 2014 and 2015.
(9)
Since the average of our annual ROE in 2010, 2011 and 2012 was at or above the 50th percentile of the average annual peer group ROE during this three-year period, 50% of these retention performance-based restricted stock units vested on February 16, 2013, the third anniversary of the grant date, and 25% will vest on each of February 16, 2014 and 2015, the fourth and fifth anniversaries of the grant date, respectively.
(10)
These performance-based restricted stock units, the number of which was determined based on our actual 2010 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 16, 2011, 2012 and 2013, with remaining vesting to occur on February 16, 2014.

52      U.S. Bancorp 2014 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested

The following table summarizes information with respect to stock option awards exercised and restricted stock and restricted stock unit awards vested during fiscal 2013 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for Fiscal 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard K. Davis	286,900	2,517,060	273,008	9,245,611
Andrew Cecere	259,355	2,837,527	161,687	5,475,963
Pamela A. Joseph	113,479	862,511	89,564	3,034,405
Richard B. Payne, Jr.	—	—	66,694	2,261,094
P.W. (Bill) Parker	66,520	482,032	51,736	1,753,040
(1)
Value Realized on Exercise

Value determined by subtracting the exercise price per share from the market value per share of our common stock on the date of exercise and multiplying the difference by the number of shares acquired on exercise.
(2)
Value Realized on Vesting

Value determined by multiplying the number of vested shares or units by the opening market price of a share of our common stock on the vesting date, or on the next business day in the event the vesting date is not on a business day.

Pension Benefits

Defined Benefit Pension Plans
The U.S. Bank Pension Plan was created through the merger of the former U.S. Bancorp's career average pay defined benefit plan, known as the "U.S. Bancorp Cash Balance Pension Plan," and the former Firstar Corporation's non-contributory defined benefit plan, which was primarily a final average pay plan. Under the U.S. Bank Pension Plan, benefits are calculated using a final average pay formula, based upon the employee's years of service and average salary during the five consecutive years of service in which compensation was the highest during the ten years prior to retirement, with a normal retirement age of 65. Effective January 1, 2010, our company established a new cash balance formula for certain current and all future eligible employees. Participants will receive annual pay credits based on eligible pay multiplied by a percentage determined by their age and years of service. Participants will also receive an annual interest credit. Participants in the pension plan that elected to receive pension benefits using the cash balance formula had their existing benefits in the pension plan frozen and will earn future benefits under the cash balance formula. Substantially all employees are eligible to receive benefits under the U.S. Bank Pension Plan. Participation requires one year of service with U.S. Bancorp or its affiliates, and vesting of benefits requires five years of service for benefits under the final average pay formula and three years of service for benefits under the post-2009 cash balance formula. Messrs. Cecere and Parker were the only officers named in the Summary Compensation Table in this proxy statement that elected to receive pension benefits using the cash balance formula.

Although no new benefits are accrued under the former U.S. Bancorp Cash Balance Pension Plan formula and Firstar Corporation's plan formula for service after 2001, benefits previously earned under those plans have been preserved and will be part of a retiree's total retirement benefit. In order to preserve the relative value of benefits that use the final average pay formula, subsequent changes in compensation (but not in service) may increase the amount of those benefits.

Federal laws limit the amount of compensation we may consider when determining benefits payable under qualified defined benefit pension plans. We also maintain a non-contributory, non-qualified retirement plan that pays the excess pension benefits that would have been payable under our current and prior qualified defined benefit

U.S. Bancorp 2014 Proxy Statement     53

Executive Compensation

pension plans if the federal limits were not in effect. This non-qualified plan also provides additional supplemental benefits for certain of our executive officers.

Mr. Davis earned benefits under the former Firstar Corporation plan that will be included in his ultimate retirement benefits. Messrs. Cecere and Parker earned benefits under the former U.S. Bancorp Cash Balance Pension Plan that will be included in their ultimate retirement benefits. Ms. Joseph and Mr. Payne became employees in 2001, and 2006, respectively, and did not earn benefits under either of these prior plans.

Supplemental Retirement Benefits
Certain of our executive officers, including all of the NEOs except for Mr. Payne, are eligible for a supplemental benefit that augments benefits earned under the U.S. Bank Pension Plan and the non-qualified excess benefits discussed above. The supplemental benefit ensures that eligible executives receive a total retirement benefit equal to a fixed percentage of the executive's final average cash compensation. In the case of Mr. Parker, his supplemental benefit was frozen in 2001. For purposes of this supplemental benefit, final average cash compensation includes annual base salary, annual cash bonuses and other cash compensation awards as determined by the Compensation and Human Resources Committee. Eligibility for these supplemental benefits has been determined by the Compensation and Human Resources Committee based on individual performance and level of responsibility.

Vesting of the supplemental benefit is generally subject to certain conditions, including that an executive officer provide a certain number of years of service determined by the Compensation and Human Resources Committee. Mr. Davis is eligible for an amount of total retirement benefits at age 62 equal to 60% of the average cash compensation during his five consecutive years of service in which he is most highly compensated, and he is fully vested in these benefits. Mr. Cecere is eligible for an amount of total retirement benefits at age 65 equal to 55% of the average cash compensation during his final three years of service, reduced by his estimated retirement benefits from Social Security. Mr. Cecere is fully vested in a portion of his supplemental benefit, with his vested portion increasing on a pro rata basis up to age 60. Ms. Joseph is eligible for an amount of total retirement benefits at age 62 equal to 55% of the average cash compensation during her five consecutive years of service in which she is most highly compensated. She will become vested in the supplemental benefit at age 56. Mr. Parker has a frozen monthly annuity benefit of $1,761 in which he is fully vested, payable as early as his termination date.

For Mr. Davis and Ms. Joseph, the standard form of payment of the supplemental benefit is a ten-year certain, single life annuity. For a portion of Mr. Cecere's supplemental benefit, the standard form is either a lump sum or a joint and survivor annuity, depending on the present value of the lump sum at retirement, and for the remaining portion of the benefit, the standard form is a joint and survivor annuity. For Mr. Parker's supplemental benefit, the standard form is either a lump sum or a joint and survivor annuity, depending on the present value of the lump sum at retirement. Each of Messrs. Davis, Cecere and Parker and Ms. Joseph have the option of electing to receive his or her supplemental benefit in other various forms of annuity benefits. In general, this election must be made prior to the applicable officer's retirement date. In addition, Mr. Davis has the option to elect to receive the pre-2005 portion of his supplemental benefit as a lump sum distribution, and Messrs. Cecere and Parker have the option to elect to receive their entire supplemental benefit as a lump sum. This election must be made at least 12 months prior to the applicable officer's retirement date and Mr. Cecere has made such an election. The amount of the lump sum distribution equals the actuarial equivalent of the annuity form of payment and is calculated using substantially similar actuarial assumptions as for our pension plan obligations discussed in Note 16 to our consolidated financial statements included in our 2013 Annual Report on Form 10-K. The means of calculating the various annuity benefits is described in the pension plan.

54      U.S. Bancorp 2014 Proxy Statement

Executive Compensation

Pension Benefits Table
The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the Summary Compensation Table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)(2)		Payments During Last Fiscal Year ($)
Richard K. Davis
	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	20	16,799,308		—
	Excess Benefit	20	4,798,945		—
	U.S. Bank Pension Plan	20	485,162		—
	Total		22,083,415	(3)	—
Andrew Cecere
	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	28	1,694,803		—
	Excess Benefit	28	2,469,577		—
	U.S. Bank Pension Plan	28	375,012		—
	Total		4,539,392	(4)	—
Pamela A. Joseph
	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	20	5,979,728		—
	Excess Benefit	20	1,526,692		—
	U.S. Bank Pension Plan	20	271,383		—
	Total		7,777,803	(5)	—
Richard B. Payne, Jr.
	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	N/A	N/A		—
	Excess Benefit	8	1,104,184		—
	U.S. Bank Pension Plan	8	291,693		—
	Total		1,395,877	(6)	—
P.W. (Bill) Parker
	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	18	175,848		—
	Excess Benefit	30	1,352,769		—
	U.S. Bank Pension Plan	30	490,334		—
	Total		2,018,951	(6)

(1)
The measurement date and material actuarial assumptions applied in quantifying the present value of the current accrued benefits are discussed in Note 16 to our consolidated financial statements included in our 2013 Annual Report on Form 10-K. These assumptions include the use of a 4.76% discount rate for the supplemental and excess plans, a 4.99% discount rate for the qualified pension plan and the RP 2000 mortality table projected to 2021 using Scale AA. The average pay used for the benefit calculations was historical pay through the measurement date (December 31, 2013).

The amounts in this column were calculated based on the earliest age at which the applicable officer is entitled to receive unreduced retirement benefits and ignore any vesting requirements. The earliest age of unreduced retirement benefits is 62 for Mr. Davis and Ms. Joseph and 65 for Messrs. Cecere, Payne and Parker.
(2)
In the event of the death of one of the officers in this table, a pre-established percentage of the officer's pension benefits will be paid to the officer's beneficiary. The actual percentage paid to the beneficiary is dependent on the form of payment of benefits elected by the officer. The default percentage is 50% to the officer's spouse. An additional lump sum death benefit may be payable based on certain actuarial calculations. Except with respect to Ms. Joseph, the present value of the payments to an officer's beneficiary would not exceed the total present value of accumulated benefits shown in this column. The amounts payable upon the death of Ms. Joseph are discussed below under the heading "Potential Payments Upon Termination or Change-in-Control — Employment Agreement with Pamela A. Joseph."

U.S. Bancorp 2014 Proxy Statement     55

Executive Compensation

(3)
Mr. Davis is eligible to begin receiving his U.S. Bank Pension Plan benefit and the pre-2005 portion of his excess and supplemental benefits upon retirement on or after reaching age 55. The remainder of his excess and supplemental benefits are payable upon the later of age 62 or retirement. The portion of his benefits available at retirement and age 55 are reduced by an early retirement benefit formula specified in the applicable plan for each year prior to him reaching age 62. The early retirement benefit formula reduces the annual pension benefit amount payable to Mr. Davis due to the longer benefit payment period related to the earlier commencement of benefits. Assuming that Mr. Davis had retired at the end of 2013 and his benefit payments commenced upon reaching age 55, the present value of his total accumulated pension benefits calculated under the early retirement benefit formula would be approximately $79,322 greater than the total present value of accumulated benefit amount disclosed for him in this table.
(4)
Mr. Cecere is eligible to begin receiving his U.S. Bank Pension Plan benefit and the pre-2005 portion of his excess and supplemental benefits upon retirement at any age. The remainder of his excess and supplemental benefits are payable upon the later of age 62 or retirement. If any of the vested benefits are paid before Mr. Cecere reaches age 65, the benefits are reduced by certain early retirement benefit formulas specified in the applicable plan for each year prior to Mr. Cecere reaching age 65. These early retirement benefit formulas reduce the annual pension benefit amount payable to Mr. Cecere due to the longer benefit payment period related to the earlier commencement of benefits. Assuming that Mr. Cecere had retired at the end of 2013 and his benefit payments commenced upon reaching age 55, the present value of his total accumulated pension benefits calculated under the early retirement benefit formula would be approximately $344,678 greater than the total present value of accumulated benefit amount disclosed for him in this table.
(5)
Includes supplemental benefit amounts which Ms. Joseph may not be entitled to receive because those amounts will not vest until December 2014. Ms. Joseph is not eligible to begin receiving her vested supplemental or excess benefits before she reaches age 62. Early retirement would not increase the amounts disclosed for her in the table.
(6)
Messrs. Payne and Parker are currently vested in 100% of their pension benefits.

Nonqualified Deferred Compensation

Under the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) (the "Executive Deferred Compensation Plan"), members of our senior management, including all of our executive officers, may choose to defer all or a part of their annual base salary and annual bonus amounts. The minimum amount that can be deferred in any calendar year is $1,000. Cash compensation that is deferred is deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

Shown below are the rates of return for each of the investment options (also known as measurement funds) available under the Executive Deferred Compensation Plan for the period from January 1, 2013, through December 31, 2013:

Fund Name	FY 2013 Returns
Stable Value Fund	1.39%
Bond Index Fund	-2.23%
Active Bond Fund	-2.02%
US Large Cap Equity Index Fund	32.23%
Active US Large Cap Equity Fund	33.54%
US Small-Mid Equity Index Fund	38.29%
Active US Small-Mid Equity Fund	39.35%
International Equity Index Fund	21.83%
Active International Equity Fund	23.87%
Deferred Savings U.S. Bancorp Stock Fund	29.26%

Amounts deferred under the Executive Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of the hypothetical investment options selected by the plan participant. Plan participants are allowed to change their investment elections at any time, but the changes are only effective at the beginning of the following calendar quarter. The measurement funds are merely measuring tools to determine the amount by which account balances will be debited or credited to reflect deemed investment returns on deferred compensation.

56      U.S. Bancorp 2014 Proxy Statement

Executive Compensation

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the executive officer until his or her retirement or earlier termination of employment. At that time, the participant will receive, depending upon the investment alternative selected by the executive officer, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment, in shares of our common stock, or in up to 20 annual cash installments. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant's beneficiary. The benefits under the plan otherwise are not transferable by the participant.

Prior to the establishment of the Executive Deferred Compensation Plan, members of our senior management could defer annual salary and annual bonus compensation into a prior U.S. Bancorp deferred compensation plan. Under our prior plan, a participant could defer the profit amount associated with U.S. Bancorp stock options or other equity awards. Mr. Davis has deferred amounts under our prior plan.

The following table summarizes information with respect to the participation of the executive officers named in the Summary Compensation Table in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard K. Davis	—	—	626,465	—	2,767,755	(2)
Andrew Cecere	—	—	—	—	—
Pamela A. Joseph	—	—	—	—	—
Richard B. Payne, Jr.	—	—	—	—	—
P.W. (Bill) Parker	—	—	10,541	—	786,179
(1)
The amount reported in this column represents the change during the last fiscal year in the value of the underlying investment fund or U.S. Bancorp stock fund in which the executive officer's deferred amounts were deemed to be invested and any increases in the deferred amounts due to dividends payable upon those funds.
(2)
Of this amount, $776,000 represents deferrals of cash compensation from prior years that were reported in the Summary Compensation Table in our proxy statement for the relevant years. The remaining balance represents the cumulative earnings on the original deferred amounts.

Potential Payments Upon Termination or Change-in-Control

Payments Made Upon Termination
Except as discussed below under "Potential Payments Upon Change-in-Control" and "Employment Agreement with Pamela A. Joseph," if the employment of any of Messrs. Davis, Cecere, Payne or Parker or Ms. Joseph is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be paid to him or her, other than what the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement, including under the heading "Pension Benefits." Except with respect to Ms. Joseph or in connection with a change-in-control of U.S. Bancorp, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding stock options or shares of restricted stock.

Payments Made Upon Disability
Under the terms of the U.S. Bancorp Non-Qualified Retirement Plan, Messrs. Davis and Cecere, Ms. Joseph and all of our executive officers with a non-qualified supplemental pension benefit are eligible for a disability benefit that is equal to 60% of their current annual cash compensation. The definition of disability is similar to that used for the disability plan covering all employees. The definition of annual cash compensation is the same definition as is used to calculate supplemental pension benefits under this plan, without using a five-year average. Messrs. Payne and Parker are eligible for a disability benefit under the terms of the U.S. Bank Long-Term Disability Insurance Plan

U.S. Bancorp 2014 Proxy Statement     57

Executive Compensation

insured by Standard Insurance Company that is equal to 60% of their annual cash compensation up to $400,000. The definition of disability is generally that a participant is unable to perform material duties of his or her own occupation, and suffers a loss of at least 20% in predisability earnings. The definition of annual cash compensation is actual cash compensation for a one-year period ending September 30. The disability benefit for any of the officers would be reduced by any benefits payable under the U.S. Bank Pension Plan, Social Security or worker's compensation and, in the case of Ms. Joseph, by benefits payable under her employment agreement. The payments continue until the participant dies, ceases to have a disability or reaches normal retirement age, or for Messrs. Payne and Parker, when they reach age 70.

If the employment of any of our officers who have received equity compensation awards, including Messrs. Davis, Cecere, Payne or Parker, is terminated due to disability, the terms of our standard stock option and restricted stock agreements provide that the vesting and other terms of the stock options and restricted stock will continue as if the termination of employment did not occur. No financial information for the event of disability is set forth below in the "Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control" table for the stock options and restricted stock held by Messrs. Davis, Cecere, Payne or Parker, as there is no immediate financial impact upon the occurrence of any of these events. The additional payments to which Ms. Joseph would be entitled if her employment were terminated due to disability are discussed below under "Employment Agreement with Pamela A. Joseph."

Payments Made Upon Death
In the event of the death of any of Messrs. Davis, Cecere, Payne or Parker or Ms. Joseph, the benefits discussed above under the heading "Payments Made Upon Termination" would be payable. Additionally, our standard stock option, restricted stock unit and restricted stock agreements contain terms that provide for the acceleration of any unvested stock options, restricted stock units or shares of restricted stock upon the death of the officer. The stock option agreements generally provide that the administrator of the officer's estate has a three-year period after death during which to exercise the options. Ms. Joseph's estate is entitled to certain additional payments upon her death as discussed below under "Employment Agreement with Pamela A. Joseph."

Potential Payments Upon Change-in-Control
We have entered into change-in-control agreements with Messrs. Davis, Cecere, Payne and Parker. The change-in-control agreements provide that if within 24 months after a change-in-control of U.S. Bancorp the officer's employment is terminated either by U.S. Bancorp (other than for cause or disability), or by the officer for good reason, then the officer will be entitled to a lump-sum payment consisting of (a) the officer's prorated base salary through the date of termination plus the prorated amount of any bonus or incentive for the year in which the termination occurs, based on the target bonus for the officer for that year, and (b) a severance payment equal to three times the sum of the officer's highest base salary, on an annualized basis, paid by U.S. Bancorp during the prior five years plus the highest bonus earned by the executive with respect to any single year during the prior five years. The terms "cause," "good reason" and "change-in-control" are defined in the agreements. In the event of a termination following a change-in-control, the officer would also be entitled to the benefits listed above under the heading "Payments Made Upon Termination." In addition, these officers are entitled to a tax gross up in respect of excise taxes imposed on change-in-control payments or benefits under Section 4999 of the Code. The amount of Mr. Cecere's supplemental retirement benefits will be increased in the event he receives severance payments following a change-in-control of U.S. Bancorp. See the "Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control" table below.

Our standard stock option, restricted stock unit and restricted stock agreements contain terms that provide for acceleration of the vesting of any unvested stock options, restricted stock units or shares of restricted stock if an officer is terminated within 12 months after a change-in-control of U.S. Bancorp other than for cause. The accelerated options may be exercised at any time during the 12 months following the officer's termination.

Employment Agreement with Pamela A. Joseph
In connection with our acquisition of Elavon, Inc. (formerly known as Nova Information Systems, Inc.), we entered into an employment agreement with Ms. Joseph on May 7, 2001. The agreement had a two-year term and automatically renews for successive one-year terms unless either party gives written notice of termination at least

58      U.S. Bancorp 2014 Proxy Statement

Executive Compensation

180 days prior to the expiration of the then-current term. The employment agreement provides for base salary and annual bonus compensation opportunities, medical, life and disability insurance for Ms. Joseph and other employee benefits on the same basis afforded to our similarly situated employees. Upon the occurrence of a change-in-control of U.S. Bancorp, all of Ms. Joseph's unvested non-qualified retirement benefits, supplemental retirement benefits, stock options, restricted stock and similar rights will immediately vest. In addition, Ms. Joseph is entitled to a tax gross up in respect of excise taxes imposed on change-in-control payments or benefits under Section 4999 of the Code.

Upon a termination of Ms. Joseph's employment at any time for any reason (including death or disability, and other than a termination by us for "cause," a termination by Ms. Joseph without "good reason," or a termination due to expiration of the employment term), Ms. Joseph is entitled to:

>	a payment equal to two times her annual base salary ("Base Salary Severance");

>	a pro-rata portion of her annual bonus in respect of the calendar year in which the termination occurs;

>	accelerated vesting of unvested supplemental retirement benefits, stock options, restricted stock and similar rights; and

>	medical, life and disability insurance coverage for two years (or until such earlier time as Ms. Joseph shall become an employee of another company providing such benefits).

In addition, Ms. Joseph is entitled to the payments and benefits described in the foregoing bullets, other than the pro-rata bonus (i) following a change-in-control of U.S. Bancorp, (ii) upon a termination of employment by Ms. Joseph without "good reason" or (iii) due to the expiration of the employment term. In the event we become obligated to pay Base Salary Severance, Ms. Joseph will be prohibited from competing with us in specified ways during the two-year period following termination of her employment. In the event that Ms. Joseph experiences a termination of employment that does not give rise to Base Salary Severance, we have the option to pay Ms. Joseph her annual base salary for one year or two years or not at all and to prohibit Ms. Joseph from competing against us in specified ways for a period equal to the period of base salary continuation.

Pension Payments
No information regarding pension amounts payable to Messrs. Davis, Payne or Parker is shown below in the Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control table. Applicable pension amounts payable to these executive officers are discussed above under the heading "Pension Benefits." Mr. Cecere's pension amounts are also discussed above under that heading, but under the terms of the Supplemental Pension Plan, Mr. Cecere would receive an enhancement value of three years of service that would be granted upon a termination following a change-in-control, the value of which is shown below. Ms. Joseph would receive acceleration of the vesting of her Supplemental Pension Benefits if her employment is terminated under the circumstances further discussed above under "Employment Agreement with Pamela A. Joseph," but that acceleration of vesting does not change the time or form of payment of her supplemental retirement benefit. The amounts reflected below are her entire benefits that would be payable if the termination of her employment occurred on December 31, 2013.

The following table shows potential payments to the executive officers named in the Summary Compensation Table upon disability, death, involuntary termination or termination upon a change-in-control of U.S. Bancorp. The amounts shown assume that termination was effective as of December 31, 2013, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by the executives during 2013. The actual amounts to be paid can only be determined at the actual time of an executive's termination.

U.S. Bancorp 2014 Proxy Statement     59

Executive Compensation

Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control

Name	Type of Payment	Annual Disability Payments ($)		Payments Upon Death ($)	Payments Upon Involuntary Termination ($)		Payments Upon Involuntary or Good Reason Termination After a Change- In-Control Occurs ($)
Richard K. Davis
	Base Pay	660,000		—	—		3,300,000
	Bonus	1,560,000		—	—		9,600,000
	Acceleration of Unvested Equity Awards:
	Stock Options(1)	—		6,288,464	—		6,288,464
	Restricted Stock and Restricted Stock Units(2)	—		21,146,453	—		21,146,453
	Excise Tax Gross Up Payment(3)	—		—	—		—
	Total	2,220,000		27,434,917	—		40,334,917
Andrew Cecere
	Base Pay	405,000		—	—		2,025,000
	Bonus	673,110		—	—		4,080,000
	Acceleration of Unvested Equity Awards:
	Stock Options(1)	—		3,883,599	—		3,883,599
	Restricted Stock and Restricted Stock Units(2)	—		12,646,409	—		12,646,409
	Increase in Supplemental Retirement Benefits	—		—	—		323,083	(4)
	Excise Tax Gross Up Payment(3)	—		—	—		3,819,307
	Total	1,078,110		16,530,008	—		26,777,398
Pamela A. Joseph
	Base Pay	405,000		1,350,000	1,350,000		1,350,000
	Bonus	453,600		—	—		—
	Acceleration of Unvested Equity Awards:
	Stock Options(1)	—		2,132,981	2,132,981		2,132,981
	Restricted Stock and Restricted Stock Units(2)	—		6,617,764	6,617,764		6,617,764
	Supplemental Retirement Benefits	—		3,479,284	6,644,142		6,644,142
	Health and Welfare Benefits	—		—	22,802	(5)	22,802	(5)
	Excise Tax Gross Up Payment(3)	—		—	—		—
	Total	858,600	(6)	13,580,029	16,767,689		16,767,689	(7)
Richard B. Payne, Jr.
	Base Pay	240,000		—	—		1,500,000
	Bonus	—		—	—		2,812,500
	Acceleration of Unvested Equity Awards:
	Stock Options(1)	—		2,223,905	—		2,223,905
	Restricted Stock and Restricted Stock Units(2)	—		6,035,276	—		6,035,276
	Excise Tax Gross Up Payment(3)	—		—	—		—
	Total	240,000		8,259,181	—		12,571,681
P.W. (Bill) Parker
	Base Pay	240,000		—	—		1,425,000
	Bonus	—		—	—		2,349,000
	Acceleration of Unvested Equity Awards:
	Stock Options(1)	—		1,346,548	—		1,346,548
	Restricted Stock and Restricted Stock Units(2)	—		4,062,787	—		4,062,787
	Excise Tax Gross Up Payment(3)	—		—	—		1,934,774
	Total	240,000		5,409,335	—		11,118,109

(1)
Value computed for each stock option grant by multiplying (i) the difference between (a) $40.40, the closing market price of a share of our common stock on December 31, 2013, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option that vest.
(2)
Value determined by multiplying the number of shares or units that vest by $40.40, the closing market price of a share of our common stock on December 31, 2013, the last business day of the year.
(3)
In the case of a change-in-control, the standard calculations as specified in regulations under Section 280(g) of the Code were applied to the various benefits the executive officers would receive in order to determine if any 280(g) excise taxes would be triggered and if so, what amount of 280(g) gross up payments would be required under the terms of the change-in-control agreements.

60      U.S. Bancorp 2014 Proxy Statement

Executive Compensation

(4)
Represents an increase in the amount of supplemental retirement benefits payable to Mr. Cecere. Such increase will not be paid upon involuntary termination or termination for good reason after a change-in-control, but will be paid in accordance with the terms of the supplemental retirement benefit plan in which he participates.
(5)
Represents the company's costs for medical, life and disability insurance coverage for two years; provided that these benefits would cease at an earlier time if Ms. Joseph became an employee of another company providing such benefits.
(6)
As discussed above under "Payments Made Upon Disability," these annual disability payments to Ms. Joseph would be reduced by the benefits payable under her employment agreement.
(7)
As discussed above under "Employment Agreement with Pamela A. Joseph," Ms. Joseph is also entitled to the payments described in this column (i) following a change-in-control of U.S. Bancorp, (ii) upon a termination of employment by Ms. Joseph without "good reason" or due to disability or (iii) due to the expiration of the employment term under her employment agreement.

U.S. Bancorp 2014 Proxy Statement     61

Director Compensation

DIRECTOR COMPENSATION

Fees for 2013
For 2013 our non-employee directors received the following cash fees:

Annual retainer for service on the Board	$90,000
Additional annual retainer for lead director	$25,000
Additional annual retainer for Audit and Risk Management Committee chairs	$25,000
Additional annual retainer for other committee chairs	$15,000
Additional annual retainer for Audit and Risk Management Committee members	$7,500

Beginning in 2013, directors who served on U.S. Bancorp's primary banking subsidiary's board of directors or on any ad hoc committee of the U.S. Bancorp Board of Directors received $1,500 per meeting for that service. Directors were also paid $1,500 for each meeting he or she attended that was not a regularly scheduled Board or committee meeting.

In addition, for 2013 each non-employee director was granted restricted stock units with a grant date fair market value of approximately $130,000. Based on our closing stock price on January 17, 2013, the date of grant, these directors were granted 3,968 restricted stock units.

The restricted stock units were granted under our 2007 Stock Plan and were fully vested at the time of grant. Each director is entitled to receive additional fully vested restricted stock units having a fair market value equal to the amount of dividends he or she would have received had restricted stock been awarded instead of restricted stock units. The restricted stock units are distributable in an equivalent number of shares of our common stock when the director ceases to serve on the Board, except that all units are forfeited if the director is removed by our shareholders for cause.

The Compensation and Human Resources Committee retained Cook & Co. to provide expertise regarding competitive compensation practices, peer analysis and recommendations to the Compensation and Human Resources Committee for guidance with respect to director compensation in 2013. To determine actual director compensation for 2013, the Compensation and Human Resources Committee reviewed director compensation information for our peer group companies. U.S. Bancorp ranked between the median and the 75th percentile of our peer group on revenue, market capitalization and assets and was at approximately the 75th percentile in net income. Estimated total average director compensation for 2013 was at approximately the 68th percentile of the peer group.

Director Stock Ownership Guidelines
The Compensation and Human Resources Committee has established stock ownership guidelines for each director of ownership equal to five times the annual cash retainer. New directors must satisfy this guideline within five years after joining the Board. All of the directors have sufficient holdings to meet or exceed the stock ownership requirements, or have not yet served on our Board for five years.

Deferred Compensation Plan Participation
Under the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the "Director Deferred Compensation Plan"), our non-employee directors may choose to defer all or a part of their cash fees. The minimum amount that can be deferred in any calendar year is $1,000. Cash fees that are deferred are deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

These investment alternatives are the same as those available under the Executive Deferred Compensation Plan. See "Executive Compensation — Nonqualified Deferred Compensation" above on page 56 for the rates of return for 2013 for each of these investment options (also known as measurement funds). The terms of the Director Deferred Compensation Plan are substantially the same as the terms of the Executive Deferred Compensation Plan described in that section.

62      U.S. Bancorp 2014 Proxy Statement

Director Compensation

Prior to the establishment of the Director Deferred Compensation Plan, our non-employee directors could defer their cash fees into a prior U.S. Bancorp deferred compensation plan. Under our prior plan, a director could defer the profit amount associated with U.S. Bancorp stock options or other equity awards.

Director Compensation Table
The following table shows the compensation of the individuals who served as members of our Board of Directors during any part of fiscal year 2013.

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Douglas M. Baker, Jr.	97,500		129,992	—		227,492
Y. Marc Belton	97,500		129,992	—		227,492
Victoria Buyniski Gluckman	90,000		129,992	—		219,992
Arthur D. Collins, Jr.	111,000	(3)	129,992	3,000	(4)	243,992
Roland A Hernandez	97,500		129,992	—		227,492
Doreen Woo Ho	105,000		129,992	—		234,992
Joel W. Johnson	123,000	(3)	129,992	—		252,992
Olivia F. Kirtley	116,500	(3)	129,992	—		246,492
Jerry W. Levin	106,500		129,992	—		236,492
David B. O'Maley	108,000		129,992	—		237,992
O'dell M. Owens	114,000		129,992	—		243,992
Craig D. Schnuck	103,500		129,992	—		233,492
Patrick T. Stokes	141,500	(3)	129,992	1,000	(4)	272,492
(1)
Richard K. Davis, our Chairman, President and Chief Executive Officer, is not included in this table because he was an employee of U.S. Bancorp during 2013 and therefore received no compensation for his service as director. The compensation he received as an employee of U.S. Bancorp is shown above in the Summary Compensation Table.
(2)
The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with FASB ASC Topic 718. In 2013 each director received a restricted stock unit grant of 3,968 units with a full grant value of approximately $130,000.

All of the restricted stock units granted to directors in 2013 were fully vested at the time of grant and are distributable in an equivalent number of shares of our common stock upon the director leaving service on the Board, except that all units are forfeited if the director is removed by our shareholders for cause.

No stock options were granted to any of the directors in 2013. The directors held restricted stock units and options as of December 31, 2013, as follows:

Name	Restricted Stock Units	Vested Options	Name	Restricted Stock Units	Vested Options
Mr. Baker	48,558	—	Ms. Kirtley	55,469	37,015
Mr. Belton	26,131	—	Mr. Levin	51,026	35,845
Ms. Buyniski Gluckman	54,314	39,206	Mr. O'Maley	54,490	88,502
Mr. Collins	51,026	91,259	Dr. Owens	47,298	19,334
Mr. Hernandez	8,787	—	Mr. Schnuck	61,508	86,202
Ms. Woo Ho	8,787	—	Mr. Stokes	51,026	27,193
Mr. Johnson	51,455	87,945
(3)
Messrs. Collins, Johnson and Stokes and Ms. Kirtley chose to defer their cash fees under the Director Deferred Compensation Plan.
(4)
Matching contributions under our charitable matching gifts program which matches charitable gifts for all of our employees and directors.

U.S. Bancorp 2014 Proxy Statement     63

Audit Committee Report and Payment of Fees to Auditor

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report
The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of U.S. Bancorp, compliance by U.S. Bancorp with legal and regulatory requirements, and the independence and performance of U.S. Bancorp's internal and external auditors.

The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2013, were audited by Ernst & Young LLP, independent auditor for U.S. Bancorp.

As part of its activities, the Audit Committee has:

    1.
    Reviewed and discussed with management the audited financial statements of U.S. Bancorp;

    2.
    Discussed with the independent auditor the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees, as adopted by the U.S. Public Company Accounting Oversight Board ("PCAOB"), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the SEC, PCAOB and NYSE rules;

    3.
    Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence; and

    4.
    Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2013, be included in U.S. Bancorp's Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of U.S. Bancorp
Olivia F. Kirtley, Chair	Doreen Woo Ho
Y. Marc Belton	Joel W. Johnson
Roland A. Hernandez	O'dell M. Owens, M.D., M.P.H.

Fees to Independent Auditor
The following aggregate fees were billed to us for professional services by Ernst & Young LLP for fiscal years 2013 and 2012:

	2013	2012
	($ in millions)
Audit Fees	$11.0	$10.0
Audit-Related Fees	3.8	2.4
Tax Fees	7.1	6.0
All Other Fees	1.4	0.2
Total	$23.3	$18.6

Audit Fees
Audit fees consist of fees billed to us by Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation. Of the above amounts, $2.6 million in 2013 and $2.5 million in 2012 related to procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.

64      U.S. Bancorp 2014 Proxy Statement

Audit Committee Report and Payment of Fees to Auditor

Audit-Related Fees
Audit-related fees consist of fees billed to us by Ernst & Young LLP for audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, reviews of internal controls not related to the audit of our consolidated financial statements, and internal control in reports for various lines of business to support their customers' business requirements.

Tax Fees
Tax fees consist of fees billed to us by Ernst & Young LLP for tax compliance and review, tax planning and other tax services. The aggregate fees billed for tax compliance and review services, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, foreign and other tax compliance, provided to us by Ernst & Young LLP was $3.7 million in 2013 and $3.8 million in 2012. In addition to fees being paid for tax compliance services, we paid $3.4 million and $2.1 million for tax planning and other tax services provided to us by Ernst & Young LLP during 2013 and 2012, respectively. Included in tax planning and other tax services was $1.7 million in 2013 and $0.8 million in 2012 associated with advisory services related to new tax reporting regulations, and $0.7 million in each of 2013 and 2012 for services associated with business acquisitions.

All Other Fees
Other fees in 2013 primarily related to advisory services for our initial preparation of regulatory resolution plans, and in 2012 related to a market study for a business line.

Administration of Engagement of Independent Auditor
The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of our independent auditor, including approving the services provided by the independent auditor and the associated fees. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our controller or chief risk officer. These requests are required to include information on the nature of the particular service to be provided, estimated related fees and management's assessment of the impact of the service on the auditor's independence. The Audit Committee has delegated to its chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by our independent auditor in 2013 and 2012, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

U.S. Bancorp 2014 Proxy Statement     65

Proposal 2 — Ratification of Selection of Independent Auditor

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has selected Ernst & Young LLP as our independent auditor for the 2014 fiscal year. Ernst & Young LLP began serving as our independent auditor for the fiscal year ended December 31, 2003. Our Audit Committee has carefully considered the selection of Ernst & Young LLP as our independent auditor, and has also considered whether there should be regular rotation of the independent external audit firm. The Audit Committee annually reviews Ernst & Young LLP's independence and performance in connection with the committee's determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In determining whether to reappoint Ernst & Young LLP as U.S. Bancorp's independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged; the quality of the historical and recent performance on the U.S. Bancorp audit; Ernst & Young LLP's capability and expertise in handling the breadth and complexity of our operations; and the appropriateness of Ernst & Young LLP's fees on an absolute basis and as compared to peer firms.

In accordance with SEC rules and company policies, lead and concurring audit partners are subject to a maximum of five years of service in that capacity. The process for selecting the audit firm's lead engagement partner involves meetings with the candidates for the role by management, review and discussion with the Chair of the Audit Committee, who meets with selected candidates, and further discussion with the full committee. The members of the Audit Committee believe that the continued retention of Ernst & Young LLP to serve as our independent auditor is in the best interests of our company and its shareholders.

While we are not required to do so, we are submitting the selection of Ernst & Young LLP to serve as our independent auditor for the 2014 fiscal year for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITOR OF U.S. BANCORP FOR THE 2014 FISCAL YEAR.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR EXECUTIVES DISCLOSED IN THIS PROXY STATEMENT

Executive compensation is an important matter to us. We are asking our shareholders to provide advisory approval of the compensation of our executive officers named in the Summary Compensation Table, as we have described it in the "Compensation Discussion and Analysis" section of this proxy statement, beginning on page 29. While this "say-on-pay" vote is advisory (not binding on our company), it will provide information to our Compensation and Human Resources Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation and Human Resources Committee will take into account when considering future compensation arrangements. We currently conduct annual advisory votes on executive compensation and expect to conduct the next advisory vote at our 2015 annual meeting of shareholders.

We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

66      U.S. Bancorp 2014 Proxy Statement

  Proposal 3 — Advisory Vote to Approve the Compensation of Our Executives Disclosed in This Proxy Statement

Our company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting "FOR" or "AGAINST" the following resolution:

  "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement."

As discussed in the "Compensation Discussion and Analysis" section earlier in this proxy statement, the Compensation and Human Resources Committee of the Board of Directors believes that the compensation for 2013 of our executive officers named in the Summary Compensation Table is reasonable and appropriate, is justified by the performance of our company in a slow economic environment, and is working to ensure management's interests are aligned with our shareholders' interests to support long-term value creation.

In deciding how to vote on this proposal, the Board requests that you consider the following factors, which are more fully discussed in the "Compensation Discussion and Analysis" section beginning on page 29:

>	Our company was the top performer among its peers by numerous industry measures in 2013 and has been among the top performers for many years.

>	Our executive compensation programs are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. A large majority of the total compensation of our senior executives is tied to short-term and long-term corporate performance, and therefore the value of that compensation varies widely depending upon the results we provide for our shareholders.

>	Our executive compensation program reflects many best practices that are intended to further align executive compensation with shareholder interests and to mitigate risk.

This vote, which is required pursuant to Section 14A of the Exchange Act, is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board values shareholders' opinions and the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — SHAREHOLDER PROPOSAL SEEKING THE ESTABLISHMENT OF A POLICY REQUIRING THAT THE CHAIRMAN OF THE BOARD BE AN INDEPENDENT DIRECTOR

The Board of Directors unanimously recommends that you vote "AGAINST" the shareholder proposal set forth below.

Shareholder Proposal

Gerald R. Armstrong, 621 Seventeenth Street, No. 2000, Denver, Colorado 80293-2001, (303) 355-1199, the owner of 7,276 shares of our common stock, has advised us that he plans to introduce the following resolution at the annual meeting. In accordance with rules of the SEC, the text of the proponent's resolution and supporting statement is printed verbatim from his submission.

  That the shareholders of U.S. BANCORP request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors to be an independent member of the Board of Directors.

U.S. Bancorp 2014 Proxy Statement     67

  Proposal 4 — Shareholder Proposal Seeking the Establishment of a Policy Requiring That the Chairman of the Board be an Independent Director

  This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new "Independent" chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

The reasons given by the proponent for the resolution are as follows:

  This proposal's proponent is a long-term shareholder of U.S. BANCORP and is responsible for its declassification of terms of directors from three years to one year and the elimination of its super-majority voting requirements.

  He is familiar with U.S. BANCORP's problems which originated under administrations where one person served as Chairman and President and was accountable only to himself. The current dividend remains greatly reduced compared to past dividends.

  The proponent believes the combination of these two roles in a single person weakens the corporation's governance, accountability, and shareholder value.

  A competitor in many areas served by U.S. Bancorp is Fifth Third Bancorp which not only has an independent chairman, but also has two other top officers — a Chief Executive Officer and a person serving as President and Chief Operating Officer. According to an officer of Fifth Third, this was done to enhance performance and create accountability.

  An independent board chairman has been found in academic studies to improve financial performance. A 2007 Booz & Co. study found that in 2006, all of the underperforming North American companies with long-tenured CEOs lacked an independent chairman (The Era of the Inclusive Leader. Booz Allen Hamilton Summer, 2007). A more recent study found that, worldwide, companies are routinely separating the positions of chairman and CEO: in 2009, less than 12 percent of incoming CEOs were also made chairman compared with 48% in 2002 (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer, 2010).

  Norges Bank Investment Management, has stated in support of a similar proposal:

  "The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board."

  If you agree, please vote "FOR" this proposal.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL. PROXIES WILL BE VOTED AGAINST THE PROPOSAL UNLESS YOU VOTE IN FAVOR OF IT.

The Board should retain the flexibility to determine the most effective leadership structure for U.S. Bancorp.
U.S. Bancorp's governing documents allow the roles of chairman and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon U.S. Bancorp's needs and the Board's assessment of our company's leadership from time to time. The Board has deep knowledge of our strategic goals, the unique opportunities and challenges we face, and the various strengths and capabilities of our directors and U.S. Bancorp's senior management. Thus, rather than taking a "one-size fits all" approach to Board leadership, the Board is best positioned to determine the most effective leadership structure for U.S. Bancorp at any given time.

U.S. Bancorp's shareholders are best served by our current leadership structure.
In light of the current environment for the financial services industry and U.S. Bancorp's business objectives, the Board believes that the most effective leadership structure for U.S. Bancorp at the present time is for our CEO, Richard K. Davis, to serve as chairman of the Board. Combining the positions of chairman and CEO most

68      U.S. Bancorp 2014 Proxy Statement

  Proposal 4 — Shareholder Proposal Seeking the Establishment of a Policy Requiring That the Chairman of the Board be an Independent Director

effectively utilizes Mr. Davis' extensive experience and knowledge regarding our company. Mr. Davis, with over 20 years of service at U.S. Bancorp (including over nine years as President and seven years as CEO), has the knowledge, expertise and experience to understand and clearly articulate to the Board the opportunities and risks facing U.S. Bancorp. The Board believes that combining the CEO and chairman positions helps the Board respond quickly and effectively to the many business, market and regulatory challenges facing companies in the rapidly changing financial services industry. The Board believes the combined role of chairman and CEO serves as a highly effective bridge between the Board and management and provides the leadership to execute our business strategy and create shareholder value. In addition, Mr. Davis's service as chairman provides a clarity of leadership for the company and more effectively allows the company to present its vision with one voice.

U.S. Bancorp's corporate governance practices provide for strong independent leadership and effective independent oversight of our company.
The Board is committed to the highest standards of good governance and has adopted practices and procedures to provide for Board independence and effective management oversight:

>	With the exception of Mr. Davis, the Board is comprised entirely of independent directors.

>	The Board has a strong, independent lead director. Whenever the chairman of the Board is not an independent director, the members of the Board elect an independent director to act as lead director based on the recommendation of our Governance Committee. The lead director is expected to serve in that capacity for three to five years, and has substantial leadership responsibilities. These responsibilities are described above under the caption "Corporate Governance — Board Leadership Structure." The powers and duties of the chairman and the lead director differ only in that chairman presides over the normal business portion of the meetings of the Board. The lead director conducts executive sessions of the Board without Mr. Davis at every regular Board meeting and may call for an executive session of independent directors at any time, and has joint control over Board meeting agendas. Arthur D. Collins, Jr. is actively engaged as lead director and works closely with Mr. Davis on Board matters. The lead director provides independent oversight of management and meaningful coordination between our chairman and our independent directors.

>	Each of the Audit Committee, Governance Committee and Compensation and Human Resources Committee is comprised solely of independent directors. This means the independent directors oversee critical matters such as the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; the compensation of our executive officers, including our chairman and CEO; the nomination of directors; and the evaluation of the Board and its committees.
>	The Compensation and Human Resources Committee is responsible for evaluating the CEO's performance and determining his compensation.

>	The Board and the Audit Committee, Governance Committee and Compensation and Human Resources Committee each meet in executive session on a regular basis without the presence of management.

>	All Board members have complete access to management and the authority to retain legal, accounting and other outside consultants to advise the Board and the committees as they deem appropriate.

The proposal's suggestion that U.S. Bancorp's dividend rate is attributable to its Board leadership structure is misleading.
In March 2009, the Board prudently reduced U.S. Bancorp's quarterly cash dividend rate to preserve capital in the face of the severe U.S. economic crisis. The proposal incorrectly suggests that this dividend reduction was somehow attributable to the chairman and CEO positions being held by the same person. Instead, U.S. Bancorp's dividend rate is determined by the Board based on U.S. Bancorp's capital position and the limitations imposed by federal bank regulators. Since 2009, U.S. Bancorp's quarterly cash dividend rate has been increased by 343%.

U.S. Bancorp 2014 Proxy Statement     69

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of our common stock were beneficially owned as of February 7, 2014, by:

>	each current director and director nominee;

>	each of the executive officers named in the Summary Compensation Table in this proxy statement;

>	all of our directors and executive officers as a group; and

>	each person who is known by us to beneficially own more than 5% of our voting securities.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them. None of the shares beneficially owned by our directors or executive officers are subject to any pledge, in accordance with our company policy prohibiting them from pledging or hedging our common stock.

Name of Beneficial Owner	Common Stock(1)	Options Exercisable Within 60 Days of February 7, 2014	Restricted Stock Units(2)	Deferred Compensation(3)	Total	Percent of Common Stock Outstanding
Douglas M. Baker, Jr.	1,000	—	52,265	—	53,265	*
Y. Marc Belton	10,400	—	29,714	—	40,114	*
Victoria Buyniski Gluckman	26,733	39,206	58,053	7,266	131,258	*
Andrew Cecere	238,140	2,150,135	131,952	—	2,520,227	*
Arthur D. Collins, Jr.	49,091	91,259	54,747	16,723	211,820	*
Richard K. Davis	501,996	4,428,413	220,719	68,510	5,219,638	*
Roland A. Hernandez	—	—	12,274	—	12,274	*
Doreen Woo Ho	—	—	12,274	—	12,274	*
Joel W. Johnson	68,533	87,945	55,178	18,796	230,452	*
Pamela A. Joseph	159,658	1,234,722	69,173	—	1,463,553	*
Olivia F. Kirtley	10,244	37,015	59,214	14,647	121,120	*
Jerry W. Levin	—	35,845	54,747	—	90,592	*
David B. O'Maley	299,509	88,502	58,230	11,311	457,552	*
O'dell M. Owens, M.D., M.P.H.	—	19,334	50,998	67,203	137,535	*
P.W. (Bill) Parker	129,037	178,095	41,618	—	348,750	*
Richard B. Payne, Jr.	53,863	1,108,190	59,688	—	1,221,741	*
Craig D. Schnuck	10,632	86,202	65,287	—	162,121	*
Patrick T. Stokes	18,557	27,193	54,747	48,312	148,809	*
All directors and executive officers as a group (28 persons)(4)	2,139,958	12,763,902	1,320,652	269,633	16,494,145	0.90%
BlackRock, Inc.(5)	126,360,233	—	—	—	126,360,233	6.93%
FMR LLC(6)	103,387,862	—	—	—	103,387,862	5.67%
Warren E. Buffett Berkshire Hathaway Inc.(7)	97,591,574	—	—	—	97,591,574	5.35%
*
Indicates less than 1%.
(1)
Common Stock

Includes the following shares beneficially owned by the indicated director or executive officer:

>
For Mr. Cecere, includes 341 shares held by Mr. Cecere's wife, as to which Mr. Cecere has no voting or investment power; and 10,193 shares held in the U.S. Bank 401(k) Savings Plan;

70      U.S. Bancorp 2014 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

  >
  For Mr. Davis, includes 204,091 shares held in a trust of which Mr. Davis's wife is trustee and as to which Mr. Davis has no voting or investment power; 179,972 shares held in a trust of which Mr. Davis is trustee; and 16,351 shares held in the U.S. Bank 401(k) Savings Plan;

  >
  For Mr. Johnson, includes 64,528 shares held in a trust of which Mr. Johnson is trustee and 126 shares held in a limited liability company affiliated with Mr. Johnson;

  >
  For Ms. Joseph, includes 11,668 shares held in the U.S. Bank 401(k) Savings Plan;

  >
  For Mr. Payne, includes 2,256 shares held in the U.S. Bank 401(k) Savings Plan and 2,000 shares held in an IRA account;

  >
  For Mr. Schnuck, includes 9,756 shares held in a trust of which Mr. Schnuck is trustee;

  >
  For Mr. Stokes, includes 17,122 shares held in a trust of which Mr. Stokes is trustee; and 1,435 shares in the aggregate held by a limited partnership and a limited liability company affiliated with Mr. Stokes and as to which Mr. Stokes has no voting or investment power; and

  >
  For all executive officers as a group, includes 141,676 shares held in the U.S. Bank 401(k) Savings Plan for the accounts of certain executive officers; and 67,035 shares of restricted stock granted to certain executive officers which are subject to future vesting conditions.
(2)
Restricted Stock Units

Restricted stock units held by our officers are distributable in an equivalent number of shares of our common stock upon vesting. Vested restricted stock units held by our directors are not distributable until the holder ceases to serve on the Board unless the holder is removed by our shareholders for cause. The number of restricted stock units that are currently vested, or that vest within 60 days of February 7, 2014, is included in this column.
(3)
Deferred Compensation

Certain of our directors and officers have deferred cash compensation under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director's or officer's retirement or other termination of employment or service with U.S. Bancorp. The directors and officers have no voting or investment power as to these shares. The number of shares to which the directors and officers would have been entitled had their employment or service with U.S. Bancorp been terminated as of February 7, 2014, is included in this column.
(4)
All directors and executive officers as a group (28 persons)

An executive officer in this group, whom is not named in the Summary Compensation Table, indirectly owns 1,500 non-voting Depositary Shares, each share representing ownership of 1/1,000th of a share of our Series F Non-Cumulative Perpetual Preferred Stock.
(5)
BlackRock, Inc.

Based on Amendment No. 4 to Schedule 13G filed with the SEC on February 4, 2014, by BlackRock, Inc., on behalf of itself and certain of its subsidiaries. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.
(6)
FMR LLC

Based on Schedule 13G filed with the SEC on February 14, 2014, by FMR LLC ("FMR"), Edward C. Johnson 3d, Chairman of FMR, and Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR. FMR has sole voting power over 12,448,490 shares and sole dispositive power over 103,387,862 shares, and Mr. Johnson has sole voting and dispositive powers over 103,387,862 shares. Of the shares reported, the following are beneficially owned by subsidiaries of FMR, none of which beneficially owns more than 5% of the outstanding shares of U.S. Bancorp common stock: Fidelity (85,442,824 shares); Fidelity SelectCo, LLC (3,888,065 shares); Fidelity Management Trust Company (576,626 shares); Strategic Advisers, Inc. (206,080 shares); Pyramis Global Advisors, LLC (1,710,677 shares) and Pyramis Global Advisors Trust Company (2,393,819 shares). The Schedule 13G also includes 9,169,771 shares beneficially owned by FIL Limited ("FIL"), an international entity in which partnerships controlled predominantly by members of the family of Mr. Johnson or trusts for their benefit own a voting interest normally representing more than 25% and less than 50% of the total voting power of FIL. The address for FMR is 245 Summer Street, Boston, MA 02210.
(7)
Warren E. Buffett and Berkshire Hathaway Inc.

Based on Schedule 13G filed with the SEC on February 14, 2014, by Warren E. Buffett, Berkshire Hathaway Inc., a holding company which Mr. Buffett may be deemed to control, and other members of the filing group of which none beneficially owns more than 5% of the outstanding shares of U.S. Bancorp common stock. Mr. Buffett has sole voting and dispositive powers over 884,230 shares, and shared voting and dispositive powers over 96,707,344 shares. Berkshire Hathaway Inc. has sole voting and dispositive powers over no shares, and shared voting and dispositive powers over 96,707,344 shares. The address for each of Mr. Buffett and Berkshire Hathaway is 3555 Farnam Street, Omaha, NE, 68131.

U.S. Bancorp 2014 Proxy Statement     71

Other Matters

OTHER MATTERS

Annual Report to Shareholders and Form 10-K

If you received a paper copy of the proxy materials, our 2013 Annual Report to Shareholders, including financial statements for the year ended December 31, 2013, accompanies this proxy statement. The 2013 Annual Report to Shareholders is also available on our website at www.usbank.com/proxymaterials. Copies of our 2013 Annual Report on Form 10-K, which is on file with the SEC, are available to any shareholder who submits a request in writing to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2013 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2013 were satisfied, except that Craig D. Schnuck was late in filing one Form 4 reporting gifts of stock to charity.

"Householding" of Proxy Materials

The SEC rules allow a single copy of the notice of Internet availability of proxy materials or proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as "householding." Although we do not household for our registered shareholders, we understand that some brokers, banks, trusts and other nominees household U.S. Bancorp notices of Internet availability of proxy materials or proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank, trust or other nominee that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our notice of Internet availability of proxy materials or proxy statement or annual report, or if you are receiving multiple copies of any of these documents and wish to receive only one, please notify your broker, bank, trust or other nominee. We will deliver promptly upon written or oral request a separate copy of our notice of Internet availability of proxy materials, proxy statement and/or our annual report to a shareholder at a shared address to which a single copy was delivered. For copies of any of these documents, shareholders should write to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call (866) 775-9668.

Deadlines for Submitting Shareholder Proposals for 2015 Annual Meeting

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2015 annual meeting, we must receive the written proposal at our principal executive offices at U.S. Bancorp, BC-MN-H23I, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Corporate Secretary, on or before November 4, 2014. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our bylaws provide that a shareholder may nominate from the floor a director for election at the annual meeting if proper written notice is received by the Corporate Secretary of U.S. Bancorp at our principal executive offices in Minneapolis, Minnesota, at least 120 days in advance of the anniversary of the prior year's annual meeting. A

72      U.S. Bancorp 2014 Proxy Statement

Other Matters

shareholder may present from the floor a proposal other than a director nomination if proper written notice is received by the Corporate Secretary at least 120 days in advance of the anniversary of the date the proxy statement for the prior year's annual meeting was released to shareholders. For the 2015 annual meeting, notices of director nominations and shareholder proposals to be made from the floor must be received on or before December 16, 2014, and November 4, 2014, respectively. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Corporate Governance" and then "Corporate Governance Documents."

Shareholder proposals and director nominations for which notice is received by us after November 4, 2014, and December 16, 2014, respectively, may not be presented in any manner at the 2015 annual meeting.

Other Matters

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies above under the heading "Questions and Answers About the Annual Meeting and Voting — What is a Proxy?" will vote as they deem in the best interests of U.S. Bancorp.

James L. Chosy
 Secretary
Dated: March 4, 2014

U.S. Bancorp 2014 Proxy Statement     73

Honoring the heroes among us.

U.S. Bank is an award-winning nationally recognized corporate supporter of veterans and military families. We honor and support the men and women of the U.S. military through our Proud to Serve program.

Established in 2008, the program focuses on hiring and supporting veterans and supporting the needs of military families. Since January 2012, we've hired nearly 1,000 veterans. More than 2,000 veterans work at U.S. Bank, including members of the National Guard and Reserve.

In 2013, we received the prestigious Secretary of Defense Employer Support Freedom Award from the Employer Support of the Guard and Reserve (ESGR) organization. This is the highest honor given by the U.S. government to employers for outstanding support of employees who serve in the National Guard and Reserve.

usbank.com

All of us serving you®

us bancorp.

Member FDIC

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date U.S. BANCORP M65417-P44841 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 14, 2014; or April 10, 2014, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by U.S. Bancorp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 14, 2014; or April 10, 2014, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided, or return it to U.S. Bancorp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by April 15, 2014 U.S. BANCORP INVESTOR RELATIONS 800 NICOLLET MALL BC-MN-H23K MINNEAPOLIS, MN 55402-4302 for Against Abstain for Against Abstain Yes No Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. The Board of Directors recommends a vote “FOR” each of the following nominees: 1 - Election of Directors: 1j. Jerry W. Levin 1n. Patrick T. Stokes 1g. Doreen Woo Ho 1a. Douglas M. Baker, Jr. 1m. Craig D. Schnuck 1k. David B. O'Maley 1e. Richard K. Davis 1f. Roland A. Hernandez 1b. Y. Marc Belton 1c. Victoria Buyniski Gluckman 1d. Arthur D. Collins, Jr. 1h. Joel W. Johnson 1i. Olivia F. Kirtley 1l. O'dell M. Owens, M.D., M.P.H. 2 - Ratification of selection of Ernst & Young LLP as our independent auditor for the 2014 fiscal year. 3 - Advisory vote to approve the compensation of our executives disclosed in the proxy statement. Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. for Against Abstain The Board of Directors recommends a vote “AGAINST” the following proposal: 4 - SHAREHOLDER PROPOSAL: Adoption of a policy requiring that the Chairman of the Board be an independent director. The Board of Directors recommends a vote “FOR” the following proposals: for Against Abstain

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date U.S. BANCORP M65417-P44841 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 14, 2014; or April 10, 2014, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by U.S. Bancorp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 14, 2014; or April 10, 2014, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided, or return it to U.S. Bancorp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by April 15, 2014 U.S. BANCORP INVESTOR RELATIONS 800 NICOLLET MALL BC-MN-H23K MINNEAPOLIS, MN 55402-4302 for Against Abstain for Against Abstain Yes No Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. The Board of Directors recommends a vote “FOR” each of the following nominees: 1 - Election of Directors: 1j. Jerry W. Levin 1n. Patrick T. Stokes 1g. Doreen Woo Ho 1a. Douglas M. Baker, Jr. 1m. Craig D. Schnuck 1k. David B. O'Maley 1e. Richard K. Davis 1f. Roland A. Hernandez 1b. Y. Marc Belton 1c. Victoria Buyniski Gluckman 1d. Arthur D. Collins, Jr. 1h. Joel W. Johnson 1i. Olivia F. Kirtley 1l. O'dell M. Owens, M.D., M.P.H. 2 - Ratification of selection of Ernst & Young LLP as our independent auditor for the 2014 fiscal year. 3 - Advisory vote to approve the compensation of our executives disclosed in the proxy statement. Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. for Against Abstain The Board of Directors recommends a vote “AGAINST” the following proposal: 4 - SHAREHOLDER PROPOSAL: Adoption of a policy requiring that the Chairman of the Board be an independent director. The Board of Directors recommends a vote “FOR” the following proposals: for Against Abstain

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) M65418-P44841 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 15, 2014: Our Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. . FOLD AND DETACH HERE . PROXY SOLICITED ON BEHAlf OF THE BOARD OF DIRECTORS FOR THE 2014 ANNUAl MEETING OF SHAREHOLDERS April 15, 2014 The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Richard K. Davis and James L. Chosy, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2014 Annual Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted “FOR” all nominees for director, “FOR” Proposals 2 and 3, “AGAINST” Proposal 4, and in the discretion of the named proxies on all other matters. IF YOU DO NOT VOTE BY INTERNET OR PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) M65418-P44841 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 15, 2014: Our Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. . FOLD AND DETACH HERE . PROXY SOLICITED ON BEHAlf OF THE BOARD OF DIRECTORS FOR THE 2014 ANNUAl MEETING OF SHAREHOLDERS April 15, 2014 The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Richard K. Davis and James L. Chosy, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2014 Annual Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted “FOR” all nominees for director, “FOR” Proposals 2 and 3, “AGAINST” Proposal 4, and in the discretion of the named proxies on all other matters. IF YOU DO NOT VOTE BY INTERNET OR PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.